FOURTH AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT

                                      among

                                NATIONSBANK, N.A.
        (successor by merger to The Boatmen's National Bank of St. Louis)

                      as Administrative Agent and a Lender

                                       and

                      ANY OTHER PERSONS WHO BECOME LENDERS
                               AS PROVIDED HEREIN

                                       and

                              DT INDUSTRIES, INC.,

                                       and

            THE OTHER BORROWERS LISTED ON THE SIGNATURE PAGES HEREOF
















                                  July 21, 1997

                               TABLE OF CONTENTS


1.   Effective Date .......................................................    1

2.   Definitions and Rules of Construction ................................    1
     2.1.   Listed Definitions ............................................    1
     2.2.   Other Definitions .............................................    1
     2.3.   References to Borrower ........................................    1
     2.4.   References to Covered Person ..................................    1
     2.5.   References to Lenders .........................................    2
     2.6.   References to Required Lenders ................................    2
     2.7.   Accounting Terms ..............................................    2
     2.8.   Meaning of Satisfactory .......................................    2
     2.9.   Computation of Time Periods ...................................    2
     2.10.  General .......................................................    2

3.   Lenders' Commitments .................................................    3
     3.1.   Aggregate Revolving Loan Commitments ..........................    3
     3.2.   Limitations on Revolving Loan Advances ........................    3
            3.2.1.  Aggregate Limit of All Revolving Loan Advances ........    3
            3.2.2.  Aggregate Limit of Revolving Loan Advances to
                    Foreign Borrowers .....................................    3
            3.2.3.  Aggregate Limit of Revolving Loan Advances to
                    UK Borrower ...........................................    3
            3.2.4.  Aggregate Limit of Revolving Loan Advances to
                    German Borrowers ......................................    4
            3.2.5.  Other Limitations .....................................    4
     3.3.   Voluntary Reductions in Commitments ...........................    4
     3.4.   Revolving Notes ...............................................    5
     3.5.   Swingline .....................................................    5
            3.5.1.  Swingline Advances ....................................    5
            3.5.2.  Limitations on Swingline Advances .....................    6
            3.5.3.  Swingline Notes .......................................    6
     3.6.   Canadian Term Commitment ......................................    6
            3.6.1.  Continuation of Canadian Term Loan ....................    6
            3.6.2.  Canadian Term Notes ...................................    6
     3.7.   Letter of Credit Commitment ...................................    6

4.   Interest; Yield Protection ...........................................    7
     4.1.   Interest on Draws on Letters of Credit ........................    7
     4.2.   Interest on Loans .............................................    7
            4.2.1.  Aggregate Revolving Loan and Swingline Loan ...........    7
            4.2.2.  Aggregate Canadian Term Loan ..........................    7
     4.3.   Adjusted Eurodollar Rate and Adjusted Base Rate ...............    7
     4.4.   Continuation or Conversion of Loans ...........................    9
     4.5.   Interest Periods for Eurodollar Loans .........................   10
     4.6.   Time of Accrual ...............................................   10
     4.7.   Computation ...................................................   10

     4.8.   Rate After Maturity ...........................................   11
     4.9.   Compensation for Increased Costs and Reduced Returns;
            Capital Adequacy ..............................................   11
            4.9.1.  .......................................................   11
                    4.9.1.1.  .............................................   11
                    4.9.1.2.  .............................................   11
                    4.9.1.3.  .............................................   11
            4.9.2.  .......................................................   12
            4.9.3.  .......................................................   12
     4.10.  Limitation on Types of Loans ..................................   12
            4.10.1. .......................................................   12
            4.10.2. .......................................................   13
     4.11.  Illegality ....................................................   13
     4.12.  Compensation ..................................................   13
            4.12.1. .......................................................   13
            4.12.2. .......................................................   14
     4.13.  Treatment of Affected Loans ...................................   14
            4.13.1. .......................................................   14
            4.13.2. .......................................................   14
     4.14.  Taxes .........................................................   15
            4.14.1. .......................................................   15
            4.14.2. .......................................................   15
            4.14.3. .......................................................   16
            4.14.4. .......................................................   16
            4.14.5. .......................................................   16
            4.14.6. .......................................................   16
            4.14.7. .......................................................   17
            4.14.8. .......................................................   17
            4.14.9. .......................................................   17
            4.14.10........................................................   17
     4.15.  Usury .........................................................   17
     4.16.  Unavailability of Offshore Currency ...........................   17
            4.16.1  Suspension of Obligations .............................   17
            4.16.2  Mandatory Assignment ..................................   18
     4.17.  Alternate Lending Installation ................................   18

5.   Fees .................................................................   18
     5.1.   Commitment Fee ................................................   18
     5.2.   Letter of Credit Fee ..........................................   19
     5.3.   Other Letter of Credit Fees ...................................   19
     5.4.   Calculation of Fees ...........................................   19

6.   Payments .............................................................   19
     6.1.   Scheduled Payments on Aggregate Revolving Loan, Canadian Term
            Loan and Swingline Loan .......................................   20
            6.1.1.  Interest ..............................................   20
            6.1.2.  Principal .............................................   20

     6.2.   Prepayments ...................................................   20
            6.2.1.  Voluntary Prepayments .................................   20
            6.2.2.  Mandatory Prepayments as a Result of Currency
                    Value Adjustments .....................................   20
     6.3.   Reimbursement Obligations of Borrower .........................   21
     6.4.   Manner of Payments and Timing of Application of Payments ......   21
            6.4.1.  Payment Requirement ...................................   21
            6.4.2.  Nonconforming Payments ................................   21
            6.4.3.  Application of Payments and Proceeds ..................   22
            6.4.4.  Interest Calculation ..................................   22
     6.5.   Returned Instruments ..........................................   22
     6.6.   Compelled Return of Payments or Proceeds ......................   22
     6.7.   Due Dates Not on Business Days ................................   23

7.   Procedure for Obtaining Advances and Letters of Credit ...............   23
     7.1.   Initial Revolving Loan Advances ...............................   23
     7.2.   Subsequent Revolving Loan Advances ............................   23
            7.2.1.  Borrower Requests .....................................   23
            7.2.2.  Revolving Loan Advances to Repay the Swingline Loan ...   24
                    7.2.2.1.  .............................................   24
                    7.2.2.2.  .............................................   24
            7.2.3.  Administrative Agent's Right to Make Other
                    Revolving Loan Advances ...............................   24
     7.3.   Letters of Credit .............................................   25
     7.4.   Fundings of Revolving Loan Advances ...........................   25
            7.4.1.  Funding of Dollar Denominated Advances ................   25
            7.4.2.  Funding of Offshore Currency Denominated Advances .....   25
            7.4.3.  Draws on Letters of Credit ............................   25
            7.4.4.  All Funding Retable ...................................   26
     7.5.   Administrative Agent's Availability Assumption ................   26
     7.6.   Disbursement ..................................................   26
     7.7.   Restrictions on Advances ......................................   27
     7.8.   Restriction on Number of Eurodollar Loans .....................   27
     7.9.   Each Advance Request and Letter of Credit Request
            a Certification ...............................................   27
     7.10.  Requirements for Every Advance Requests .......................   27
     7.11.  Requirements for Every Letter of Credit Request ...............   27
     7.12.  Exoneration of Administrative Agent and Lenders ...............   27

8.   Security and Guaranties ..............................................   27
     8.1.   Domestice Borrower Stock Pledges ..............................   28
     8.2.   UK Borrower and Subsidiaries Stock Pledges ....................   28
     8.3    Guaranties ....................................................   28
            8.3.1.  Domestic Borrower Obligations .........................   28
            8.3.2.  Foreign Borrower Obligations ..........................   28
            8.3.3.  Borrower Obligations ..................................   28
            8.3.4.  Canadian Term Loan ....................................   28

9.   Conditions of Lending ................................................   29
     9.1.   Conditions to Initial Advance .................................   29
            9.1.1.  Listed Documents and Other Items ......................   29
            9.1.2.  Default ...............................................   29
            9.1.3.  Perfection of Security Interests ......................   29
            9.1.4.  Representations and Warranties ........................   29
            9.1.5.  Material Adverse Change ...............................   29
            9.1.6.  Pending Material Proceedings ..........................   29
            9.1.7.  Payment of Fees .......................................   29
            9.1.8.  Other Items ...........................................   29
     9.2.  Conditions to Subsequent Advances ..............................   29
            9.2.1.  General Conditions ....................................   29
            9.2.2.  Representations and Warranties ........................   29
            9.2.3.  Default ...............................................   30

10.  Conditions to Issuance of Letteres of Credit .........................   30
     10.1.  Reimbursement Agreement .......................................   30
     10.2.  No Prohibitions ...............................................   30
     10.3.  Representations and Warranties ................................   30
     10.4.  No Default ....................................................   30
     10.5.  Other Conditions ..............................................   30

11.  Representations and Warranties .......................................   30
     11.1.  Organization and Existence ....................................   30
     11.2.  Authorization .................................................   31
     11.3.  Due Execution .................................................   31
     11.4.  Enforceability of Obligations .................................   31
     11.5.  Burdensom Obligations .........................................   31
     11.6.  Legal Restraints ..............................................   31
     11.7.  Labor Contracts and Disputes ..................................   31
     11.8.  No Material Proceedings .......................................   31
     11.9.  Material Licenses .............................................   31
     11.10. Compliance with Material Laws .................................   32
            11.10.1. General Compliance with Environmental Laws ...........   32
            11.10.2. Proceedings ..........................................   32
            11.10.3. Investigations Regarding Hazardous Materials .........   32
            11.10.4. Notices and Reports Regarding Hazardous Materials ....   32
            11.10.5. Hazardous Materials on Real Property .................   32
     11.11. Financial Statements ..........................................   33
     11.12. No Change in Condition ........................................   33
     11.13. No Defaults ...................................................   33
     11.14. Investments ...................................................   33
     11.15. Indebtedness ..................................................   33
     11.16. Indirect Obligations ..........................................   33
     11.17. Tax Liabilities; Governmental Charges .........................   33
     11.18. Pension Benefit Plans .........................................   33

            11.18.1. Prohibited Transactions ..............................   33
            11.18.2. Claims ...............................................   34
            11.18.3. Reporting and Disclosure Requirements ................   34
            11.18.4. Accumulated Funding Deficiency .......................   34
            11.18.5. Multi-employer Plan ..................................   34
     11.19. Welfare Benefit Plans .........................................   34
     11.20. Retiree Benefits ..............................................   34
     11.21. State of Property .............................................   35
     11.22. Negative Pledges ..............................................   35
     11.23. Margin Stock ..................................................   35
     11.24. Securities Matters ............................................   35
     11.25. Investment Company Act, Etc. ..................................   35
     11.26. No Material Misstatements or Omissions ........................   35
     11.27. Filings .......................................................   35

12.  Modification and Survival of Representations .........................   36

13.  Affirmative Covenants ................................................   36
     13.1.  Use of Proceeds ...............................................   36
     13.2.  Corporate Existence ...........................................   36
     13.3.  Maintenance of Property and Leases ............................   36
     13.4.  Insurance .....................................................   36
     13.5.  Payment of Taxes and Other Obligations ........................   37
     13.6.  Compliance With Laws ..........................................   37
            13.6.1.  Environmental Laws ...................................   37
            13.6.2.  Pension Benefit Plans ................................   37
     13.7.  Discovery and Clean-Up of Hazardous Material ..................   37
     13.8.  Termination of Pension Benefit Plan ...........................   38
     13.9.  Notice to Administrative Agent of Material Events .............   38
            13.9.1.  ......................................................   38
            13.9.2.  ......................................................   38
            13.9.3.  ......................................................   38
            13.9.4.  ......................................................   38
            13.9.5.  ......................................................   39
            13.9.6.  ......................................................   39
            13.9.7.  ......................................................   39
            13.9.8.  ......................................................   40
            13.9.9.  ......................................................   40
            13.9.10. ......................................................   40
     13.10. Borrowing Officer .............................................   40
     13.11. Maintenance of Security Interests of Security Documents .......   40
            13.11.1. Preservation and Perfection of Security Interests ....   40
            13.11.2. Compliance With Terms of Security Documents ..........   40
     13.12. Accounting System .............................................   40
     13.13. Financial Statements ..........................................   40

            13.13.1. Annual Financial Statements ..........................   40
            13.13.2. Quarterly Financial Statements .......................   41
     13.14. Other Financial Information ...................................   41
            13.14.1. Stockholders and SEC Reports .........................   41
            13.14.2. Pension Benefit Plan Reports .........................   41
            13.14.3. Tax Returns ..........................................   42
     13.15. Other Information ..... .......................................   42
     13.16. Audits by Administrative Agent ................................   42
     13.17. Access to Officers and Auditors ...............................   42
     13.18. Confidentiality ...............................................   42
     13.19. Proformas for Permitted Acquisitions ..........................   43
     13.20. Further Assurances ............................................   43

14.  Negative Covenants ...................................................   43
     14.1.  Investments ...................................................   43
            14.1.1.  ......................................................   43
            14.1.2.  ......................................................   44
            14.1.3.  ......................................................   44
            14.1.4.  ......................................................   44
            14.1.5.  ......................................................   44
            14.1.6.  ......................................................   44
            14.1.7.  ......................................................   44
     14.2.  Indebtedness ..................................................   44
            14.2.1.  ......................................................   44
            14.2.2.  ......................................................   44
            14.2.3.  ......................................................   44
            14.2.4.  ......................................................   44
            14.2.5.  ......................................................   45
     14.3.  Indirect Obligations ..........................................   45
     14.4.  Security Interests ............................................   45
            14.4.1.  ......................................................   45
            14.4.2.  ......................................................   45
            14.4.3.  ......................................................   45
            14.4.4.  ......................................................   45
            14.4.5.  ......................................................   45
            14.4.6.  ......................................................   45
            14.4.7.  ......................................................   45
            14.4.8.  ......................................................   45
            14.4.9.  ......................................................   46
     14.5.  Acquisitions ..................................................   46
            14.5.1.  Aggregate Dollar Limitation ..........................   46
            14.5.2.  Individual Acquisition Dollar Limitation .............   46
            14.5.3.  Surviving Company Becomes a Guarantor ................   46
            14.5.4.  Satisfactory Due Diligence Completed .................   46
            14.5.5.  Proforma Financial Statements ........................   47
     14.6.  Disposal of Property ..........................................   47

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     14.7.  Transactions With Affiliates ..................................   47
     14.8.  Conflicting Agreements ........................................   47
     14.9.  Fiscal Year ...................................................   47
     14.10. Transactions Having a Material Adverse Effect .................   47

15.  Financial Covenants ..................................................   47
     15.1.  Special Definitions ...........................................   47
     15.2.  Minimum Net Worth .............................................   48
     15.3.  Maximum Funded Debt to EBITDA Ratio ...........................   49
     15.4.  Minimum Fixed Charge Coverage .................................   49
     15.5.  Minimum EBITDA to Interest Expense Ratio ......................   49

16.  Default ..............................................................   49
     16.1.  Events of Default .............................................   49
            16.1.1.  Failure to Pay Principal or Interest .................   49
            16.1.2.  Failure to Pay Other Amounts Owed to Lenders .........   50
            16.1.3.  Failure to Pay Amounts Owed to Other Persons .........   50
            16.1.4.  Representations or Warranties ........................   50
            16.1.5.  Certain Covenants ....................................   50
            16.1.6.  Other Covenants ......................................   50
            16.1.7.  Acceleration of Other Indebtedness ...................   50
            16.1.8.  Bankruptcy; Insolvency; Etc. .........................   50
            16.1.9.  Judgments; Attachment; Settlement, Etc. ..............   51
            16.1.10. Pension Benefit Plan Termination, Etc. ...............   51
            16.1.11. Liquidation or Dissolution ...........................   51
            16.1.12. Seizure of Assets ....................................   52
            16.1.13. Racketeering Proceeding ..............................   52
            16.1.14. Loan Documents; Security Interests ...................   52
            16.1.15. Rate Hedging Agreements ..............................   52
            16.1.16. Guaranty; Guarantor ..................................   52
     16.2.  Rights and Remedies ...........................................   52
            16.2.1.  Termination of Commitments ...........................   52
            16.2.2.  Acceleration .........................................   53
            16.2.3.  Right of Set-off .....................................   53
            16.2.4.  Secured Party Rights .................................   53
                     16.2.4.1. ............................................   53
                     16.2.4.2. ............................................   53
            16.2.5.  Miscellaneous ........................................   54
     16.3.  Application of Funds . ........................................   54
     16.4.  Limitation of Liability; Waiver ...............................   54
     16.5.  Notice ........................................................   54

17.  Administrative Agent and Lenders .....................................   54
     17.1.  Appointment, Powers, and Immunities ...........................   54
     17.2.  Reliance by Administrative Agent ..............................   55
     17.3.  Employment of Administrative Agents and Counsel ...............   55

     17.4.  Defaults ......................................................   56
     17.5.  Rights as Lender ..............................................   56
     17.6.  Indemnification ...............................................   56
     17.7.  Notification of Lenders .......................................   57
     17.8.  Non-Reliance on Administrative Agent and Other Lenders ........   57
     17.9.  Resignation ...................................................   57
     17.10. Collections and Distributions to Lenders by
            Administrative Agent ..........................................   57

18.  General ..............................................................   58
     18.1.  Lenders' Right to Cure ........................................   58
     18.2.  Rights Not Exclusive ..........................................   58
     18.3.  Survival of Agreements ........................................   58
     18.4.  Assignments and Participations ................................   58
            18.4.1.  Permitted Assignments ................................   58
                     18.4.1.1. ............................................   59
                     18.4.1.2. ............................................   59
                     18.4.1.3. ............................................   59
                     18.4.1.4. ............................................   59
                     18.4.1.5. ............................................   59
            18.4.2.  Register; Consequences and Effect of Assignments .....   59
            18.4.3.  Agreement of Assignee and Assignor ...................   60
            18.4.4.  Register of Assignments ..............................   60
            18.4.5.  Notice to Borrower of Assignment .....................   61
            18.4.6.  Assignment to Federal Reserve Bank ...................   61
            18.4.7.  Information ..........................................   61
            18.4.8.  Sale of Participations ...............................   61
     18.5.  Payment of Expenses ...........................................   62
     18.6.  General Indemnity .............................................   62
            18.6.1.  ......................................................   62
            18.6.2.  ......................................................   63
            18.6.3.  ......................................................   63
            18.6.4.  ......................................................   64
            18.6.5.  ......................................................   64
            18.6.6.  ......................................................   64
     18.7.  Letters of Credit .............................................   65
     18.8.  Currency Indemnity ............................................   65
     18.9.  Changes in Accounting Principles ..............................   65
     18.10. Loan Records ..................................................   66
     18.11. Other Security and Guaranties .................................   66

19.  Miscellaneous ........................................................   66
     19.1.  Notices .......................................................   66
     19.2.  Amendments and Modifications; Waivers and Consents ............   67
     19.3.  Rights Cumulative .............................................   67
     19.4.  Successors and Assigns ........................................   67
     19.5.  Severability ..................................................   68

     19.6.  Counterparts ..................................................   68
     19.7.  Governing Law; No Third Party Rights ..........................   68
     19.8.  Counterpart Facsimile Execution ...............................   68
     19.9.  No Other Agreements ...........................................   68
     19.10. Negotiated Transaction; No Fiduciary Duty .....................   68
     19.11. Choice of Forum ...............................................   69
     19.12. Service of Process ............................................   69
     19.13. Jury Trial ....................................................   69
     19.14. Incorporation By Reference ....................................   70
     19.15. Statutory Notice ..............................................   70

             FOURTH AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT


In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, DT INDUSTRIES, INC., as "Domestic Borrower", DT Industries (UK) II, Limited, as "UK Borrower", ASSEMBLY TECHNOLOGIE & AUTOMATION GMBH, as "German Borrower", KALISH CANADA INC. and DT CANADA INC., as "Canadian Borrowers", NATIONSBANK, N.A., as "Administrative Agent", "Letter of Credit Issuer" and a "Lender", and any other Persons who become "Lenders" as provided herein, agree as follows:


                                    RECITALS:

A. The Boatmen's National Bank of St. Louis, to which NationsBank, N.A. is successor by merger, and certain Subsidiaries of Borrower are parties to that certain Third Amended and Restated Credit Facilities Agreement dated as of July 21, 1997 (the "Original Loan Agreement").

B. The parties to the Original Loan Agreement desire to modify its terms, as reflected herein.


                                    AGREEMENT

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Effective Date.  This Agreement is effective July 21, 1997.

2.   Definitions and Rules of Construction.

     2.1. Listed Definitions. Capitalized words defined in the Glossary and Index of Defined Terms attached hereto as Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

     2.2. Other Definitions. If a capitalized word in this Agreement is not defined in the Glossary and Index of Defined Terms, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

     2.3. References to Borrower. The words Borrower, a Borrower, any Borrower, each Borrower and every Borrower refer to Domestic Borrower, each of the Canadian Borrowers and each Foreign Borrower separately. The word Borrowers refers to Domestic Borrower, each of the Canadian Borrowers and Foreign Borrowers collectively. The foregoing notwithstanding, the word Borrower in Sections 3.1 through 3.5, 3.7 and 7 does not refer to either of the Canadian Borrowers.

     2.4. References to Covered Person. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower and each of its now existing or later acquired, created or organized Subsidiaries separately. The words

     Covered Persons refers to Borrower and its now existing or later acquired, created or organized Subsidiaries collectively.

     2.5. References to Lenders. Until Persons in addition to NationsBank, N.A. become parties to this Agreement as Lenders as provided herein, all references herein to "Lenders" shall be construed as references to NationsBank, N.A. alone, anything herein to the contrary notwithstanding. After other Persons become parties to this Agreement as Lenders as provided herein, all references herein to "Lenders" shall be construed as references to all such Persons.

     2.6. References to Required Lenders. The words Required Lenders means any one or more Lenders whose shares of Lenders' Exposure at the relevant time aggregate at least 51%.

     2.7. Accounting Terms. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial measurements contemplated hereunder respecting Borrower shall be made and calculated for Borrower and all of its now existing or later acquired, created or organized Subsidiaries on a consolidated basis in accordance with GAAP unless expressly provided otherwise herein. If Bor-rower acquires a Subsidiary, such Subsidiary's financial results shall be combined with Borrower's on a proforma basis in accordance with GAAP, for entire applicable period of calculation, and included for purposes of calculating Borrower's financial measurements for Section 15 and Section 4.3

     2.8. Meaning of Satisfactory. Whenever herein a document or matter is required to be satisfactory to Administrative Agent or satisfactory to Lenders or satisfactory to Required Lenders, unless expressly stated otherwise such document must be satisfactory to Administrative Agent, Lenders or Required Lenders (as applicable) in both form and substance, and unless expressly stated otherwise Administrative Agent, Lenders or Required Lenders (as applicable) shall have the absolute discretion to determine whether the document or matter is satisfactory.

     2.9. Computation of Time Periods. In computing or defining periods of time from a specified date to a later specified date, and in computing the accrual of interest or fees, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years are to calendar months and calendar years unless otherwise specified.

     2.10. General.  Unless  the  context  of this  Agreement  clearly  requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase and/or; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, of, and the word Exhibit refers to an Exhibit to, this Agreement unless it expressly refers to something else;
     (viii) reference to any agreement, document, or instrument (including this Agreement and any other Loan Document or other agreement, document or instrument defined herein), means such agreement, document, or instrument as amended, modified, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and documents incorporated therein, if any; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3. Lenders' Commitments. Subject to the terms and conditions hereof, and in reliance upon the Representations and Warranties, Lenders make the following commitments to Borrower:

     3.1. Aggregate Revolving Loan Commitments. Subject to the applicable limitations in Section 3.2 and elsewhere herein, each Lender commits to make available to Domestic Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender's prorata share of an Aggregate Revolving Loan Commitment in the Dollar Equivalent Amount of $165,000,000 (the "Aggregate Revolving Loan Commitment") by funding such Lender's prorata share (as listed on Exhibit 3 hereto) of Revolving Loan Advances denominated in Dollars, Pounds Sterling or Deutsche Marks and made from time to time by Administrative Agent as provided herein. Also subject to the applicable limitations in Section 3.2 and elsewhere herein, each Lender commits to make available to Foreign Borrowers such Lender's prorata share of an Aggregate Offshore Currency Revolving Loan Commitment in the Dollar Equivalent Amount of $80,000,000 (the "Aggregate Offshore Currency Revolving Loan Commitment") by funding such Lender's prorata share (as listed on Exhibit 3 hereto) of Revolving Loan Advances denominated in Pounds Sterling (in the case of the UK Borrower) or Deutsche Marks (in the case of the German Borrower) and made from time to time by Administrative Agent as provided herein.

     3.2.  Limitations on Revolving Loan Advances.

           3.2.1. Aggregate Limit of All Revolving Loan Advances. No Revolving Loan Advance will be made, whether denominated in Dollars or an Offshore Currency, which would result in the Dollar Equivalent Amount of the Aggregate Revolving Loan exceeding the Maximum Available Amount. No Revolving Loan Advance which is a Eurodollar Advance will be made in a Dollar Equivalent Amount less than a whole multiple of $2,000,000, and no Revolving Loan Advance which is a Base Rate Advance will be made in a Dollar Equivalent Amount less than a whole multiple of $500,000. The "Maximum Available Amount" on any date shall be equal to (i) the Dollar Equivalent Amount of the Aggregate Revolving Loan Commitment on such date, minus (ii) (a) the Dollar Equivalent Amount of the Letter of Credit Exposure on such date (except to the extent that such Revolving Loan Advance will be used immediately to reimburse Letter of Credit Issuer for unreimbursed draws on a Letter of Credit as required herein) and (b) the Dollar Equivalent Amount of the Swingline Loan.

           3.2.2. Aggregate Limit of Revolving Loan Advances to Foreign Borrowers. No Revolving Loan Advance will be made to a Foreign Borrower which would result in the Dollar Equivalent Amount of the Foreign Revolving Loans, plus the Dollar Equivalent Amount of the portion of the Letter of Credit Exposure attributable to Letters of Credit issued for the account of Foreign Borrowers, exceeding the Aggregate Offshore Currency Revolving Loan Commitment.

           3.2.3. Aggregate Limit of Revolving Loan Advances to UK Borrower. No Revolving Loan Advance will be made to UK Borrower which would result in the Revolving Loans to UK Borrower, plus the portion of the Letter of Credit Exposure attributable to Letters of Credit issued for the account of UK Borrower, exceeding at any time the greater of
           (i) (pound)40,000,000 or (ii) an amount in Pounds Sterling equal to ten times EBITDA (as defined in Section 15.1) of UK Borrower in the fiscal year of UK Borrower most recently ended prior to such time.

           3.2.4. Aggregate Limit of Revolving Loan Advances to German Borrowers. No Revolving Loan Advance will be made to German Borrower which would result in the Revolving Loans to German Borrower, plus the portion of the Letter of Credit Exposure attributable to Letters of Credit issued for the account of German Borrower, exceeding at any time the greater of (ii) DM20,000,000 or (ii) an amount in Deutsche Marks equal to ten times EBITDA (as defined in Section 15.1) of German Borrower in the fiscal year of German Borrower most recently ended prior to such time.

           3.2.5. Other Limitations. No Revolving Loan Advance will be made on or after the Revolving Loan Maturity Date, but Lenders may, in their absolute discretion, fund such Revolving Loan Advances and shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Loan Advance thereafter. If an Event of Default has occurred that has not been waived by Required Lenders, the Aggregate Revolving Loan Commitment may be canceled as provided in Section 16.2. Subject to the terms, conditions and limitations contained herein, Domestic Borrower may obtain Revolving Advances in any Offshore Currency, but UK Borrower may only obtain Revolving Advances in Pounds Sterling and German Borrower may only obtain Revolving Advances in Deutsche Marks.

     3.3. Voluntary Reductions in Commitments. Domestic Borrower may reduce the amount of the Aggregate Revolving Loan Commitment in whole multiples of $500,000 at any time and from time to time, and may reduce the Dollar Equivalent Amount of the Aggregate Offshore Currency Revolving Loan Commitment in whole multiples of $500,000, but only if (i) Borrower gives Administrative Agent written notice of Borrower's intention to make such reduction at least two Business Days prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction such payment in the Applicable Currency as is required to reduce the Aggregate Revolving Loan to an amount equal to the reduced amount of the Aggregate Revolving Loan Commitment or Aggregate Offshore Currency Revolving Loan Commitment, as applicable. Any such reduction of the amount of the Aggregate Revolving Loan Commitment shall be permanent. Each Lender's initial Revolving Loan Commitment and initial Offshore Currency Revolving Loan Commitment is its prorata share of the Aggregate Revolving Loan Commitment and Aggregate Offshore Currency Revolving Loan Commitment, respectively. Upon any reduction of the Aggregate Revolving Loan Commitment or Aggregate Offshore Currency Revolving Loan Commitment, each Lender's Revolving Loan Commitment and Offshore Currency Revolving Loan Commitment, respectively, will automatically reduce by such

     Lender's prorata share of the applicable reduction. Reductions in the Aggregate Revolving Loan Commitment will reduce the Aggregate Offshore Currency Revolving Loan Commitment only to the extent that Borrower designates in its notice of the reduction; except that once the Aggregate Revolving Loan Commitment is reduced to the same amount as the Aggregate Offshore Currency Revolving Loan Commitment, then all further reductions in the Aggregate Revolving Loan Commitment shall reduce the Aggregate Offshore Currency Revolving Loan Commitment by the same amount.

     3.4. Revolving Notes. The obligation of Domestic Borrower to repay each Lender's Revolving Loan shall be evidenced by one promissory note, payable to the order of such Lender in a maximum principal amount denominated in Dollars equal to its prorata share of the Aggregate Revolving Loan Commitment, and each being otherwise in the form attached hereto as Exhibit
     3.4 satisfactory to Administrative Agent and Lenders. The obligation of UK Borrower to repay each Lender's UK Revolving Loan shall be evidenced by a promissory note payable to the order of such Lender in a maximum principal amount denominated in Pounds Sterling having a Dollar Equivalent Amount equal to its prorata share of $80,000,000. The obligation of German Borrower to repay each Lender's German Revolving Loan shall be evidenced by a promissory note payable to the order of such Lender in a maximum principal amount denominated in Deutsche Marks having a Dollar Equivalent Amount equal to its prorata share of $80,000,000.

     3.5.  Swingline.

           3.5.1. Swingline Advances. In order to reduce the frequency of fundings of Revolving Loan Advances by Lenders, but subject to the limitations in Section 3.5.2 and elsewhere herein, Administrative Agent may make Swingline Advances as provided herein from time to time from the Effective Date to the Revolving Loan Maturity Date. Subject to the limitations in Section 3.5.2 and elsewhere herein, Swingline Advances may be made in Pounds Sterling to UK Borrower and Deutsche Marks to German Borrower, and Dollars or any Offshore Currency to Domestic Borrower, and payments and prepayments that are applied to reduce the Swingline Loan may be re-advanced as Swingline Advances as provided herein. Whether a Swingline Advance is made in any particular instance is within the absolute discretion of Administrative Agent, and Administrative Agent may cease making Swingline Advances altogether at any time, including such time as Administrative Agent resigns as such as provided in Section 17.9, in its absolute discretion.

           3.5.2. Limitations on Swingline Advances. No Swingline Advance will be made on or after the Revolving Loan Maturity Date, no Swingline Advance will be made which would result in the Dollar Equivalent Amount of the Swingline Loan exceeding the Maximum Swingline Amount, and no Swingline Advance will be made in a Dollar Equivalent Amount less than $250,000 for Advances denominated in an Offshore Currency and $250,000 for Advances denominated in Dollars. Administrative Agent may, however, in its absolute discretion make any such Swingline Advances, but shall not be deemed by doing so to have increased the Maximum Swingline Amount or reduced the minimum amount for Swingline Advances and shall not be obligated to make any such Swingline Advance thereafter. The "Maximum Swingline Amount" on any date for any Swingline Advance shall be a Dollar Equivalent Amount equal to the lesser of (i) $10,000,000 minus the Letter of Credit Exposure with respect to all outstanding Swingline Letters of Credit and (ii) an amount equal to the Maximum Available Amount as of such date minus the Dollar Equivalent Amount of the Aggregate Revolving Loan immediately prior to the making of such Swingline Advance.

           3.5.3. Swingline Notes. The obligation of Borrower to repay the Swingline Loan shall be evidenced by three promissory notes payable to the order of Administrative Agent, one being in the maximum principal amount of $10,000,000, one being in a maximum principal amount denominated in Pounds Sterling having a Dollar Equivalent Amount of $10,000,000, one being in a maximum principal amount denominated in Deutsche Marks having a Dollar Equivalent Amount of $10,000,000, and each being otherwise in the form attached hereto as
           Exhibit 3.5.3 satisfactory to Administrative Agent.

     3.6.  Canadian Term Commitment.

           3.6.1. Continuation of Canadian Term Loan. Each Lender commits to continue and extend the currently outstanding term loan to the Canadian Borrowers in the amount of its share, as listed on Exhibit 3 hereto, of $10,000,000, which is the current outstanding principal balance of such term loan. Amounts applied to reduce the Aggregate Canadian Term Loan may not be reborrowed.

           3.6.2. Canadian Term Notes. The obligation of Canadian Borrowers to repay each Lender's share of the Aggregate Canadian Term Loan shall be evidenced by a promissory note payable to the order of such Lender in a principal amount equal to such Lender's share of the Aggregate Canadian Term Loan and otherwise in substantially the form attached hereto as Exhibit 3.6.2.

     3.7. Letter of Credit Commitment. NationsBank commits to issue standby letters of credit from time to time from the Effective Date to the Revolving Loan Maturity Date, but only in connection with transactions reasonably satisfactory to Administrative Agent. Borrower shall designate in each request for issuance of a Letter of Credit whether such Letter of Credit is to be a Swingline Letter of Credit or a Revolver Letter of Credit. If such Letter of Credit is requested to be a Revolver Letter of Credit, it will not be issued if (i) the Dollar Equivalent Amount of the Letter of Credit Exposure will as a result of such issuance exceed the lesser of (a) $15,000,000 and (b) any excess of the Maximum Available Amount over the Aggregate Revolving Loan, or (ii) the Dollar Equivalent Amount of the initial face amount of such Letter of Credit would be less than the minimum amount permitted for a Revolving Loan Advance denominated in the same Applicable Currency. If such Letter of Credit is requested to be a Swingline Letter of Credit, it will not be issued if (i) the Dollar Equivalent Amount of the Letter of Credit Exposure with respect to all outstanding Swingline Letters of Credit will as a result of such issuance exceed the lesser of (a) the Maximum Swingline Amount and (b) any excess of the Maximum Swingline Amount over the Swingline Loan, or (ii) the Dollar Equivalent Amount of the initial face amount of such Letter of Credit would be less than $25,000. In no event will a Letter of Credit denominated in an Offshore Currency be issued if the Dollar Equivalent Amount of the Letter of Credit Exposure with respect to such Letter of Credit will, when added to the

     Dollar Equivalent Amount of all Offshore Currency Loans, exceed the Aggregate Offshore Currency Revolving Loan Commitment. Letters of Credit issued for the account of Domestic Borrower may be denominated in any Applicable Currency. Letters of Credit issued for the account of UK Borrower may be denominated only in Pounds Sterling. Letters of Credit issued for the account of German Borrower may be denominated only in Deutsche Marks. The expiration date of any Letter of Credit will be a Business Day that is not more than one year after its issuance date and is not later than the fifth Business Day preceding the Revolving Loan Maturity Date; provided, however, that the expiration date for a Letter of Credit may be later than the Revolving Loan Maturity Date if Letter of Credit Issuer and Required Lenders consent to such issuance and Borrower provides to Letter of Credit Issuer cash collateral satisfactory to Letter of Credit Issuer and Required Lenders as security for Borrower's obligation to reimburse Letter of Credit Issuer for all draws thereunder. Immediately upon the issuance by Letter of Credit Issuer of a Revolver Letter of Credit in accordance with the terms and conditions of this Agreement, but not in the case of any Swingline Letter of Credit, Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and such other Lender shall be deemed to have purchased and received from Letter of Credit Issuer, a prorata undivided interest and participation in such Revolver Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's prorata undivided interest shall be the same as its prorata share of the Aggregate Revolving Loan Commitment.

4.   Interest; Yield Protection.

     4.1. Interest on Draws on Letters of Credit. The unreimbursed amount of each draw on a Letter of Credit shall bear interest at a rate per annum equal to the then applicable Adjusted Eurodollar Rate.

     4.2.  Interest on Loans.

           4.2.1. Aggregate Revolving Loan and Swingline Loan. Borrower may, as provided and subject to the limitations in Section 7, designate the whole of an Advance or any part of an Advance to be either a Base Rate Advance or a Eurodollar Advance; provided that a Swingline Advance that is denominated in an Offshore Currency shall always be designated as a Eurodollar Advance. Each Base Rate Advance when made will become a Base Rate Loan, which shall bear interest at the Adjusted Base Rate. Each Eurodollar Advance when made will become a Eurodollar Loan, which shall bear interest at the Adjusted Eurodollar Rate. No Offshore Currency Loan may bear interest at the Adjusted Base Rate.

           4.2.2. Aggregate Canadian Term Loan. Canadian Borrowers hereby acknowledge that the Aggregate Canadian Term Loan is currently a Eurodollar Loan with an Interest Period of two months ending on September 1, 1997, and bears interest at the Adjusted Eurodollar Rate from the Effective Date. When the current Interest Period expires, the Aggregate Canadian Term Loan or any part thereof may be continued as a Eurodollar Loan or converted to a Base Rate Loan as provided in Section 4.4.

     4.3. Adjusted Eurodollar Rate and Adjusted Base Rate. The "Adjusted Eurodollar Rate" for any Eurodollar Loan is the Eurodollar Rate plus the applicable Eurodollar Increment, and the "Adjusted Base Rate" for any Base Rate Loan shall be the Prime Rate plus the applicable Base Rate Increment, as prescribed for the applicable Level in the following table:

-----     --------------------     -----------------     -----------------     ----------     ---------
Level     Ratio of Funded Debt     S&P's Rating of       Moody's Rating of     Eurodollar     Base Rate
               to EBITDA               Domestic             Domestic           Increment      Increment
                                   Borrower's Senior     Borrower's Senior
                                       Unsecured             Unsecured
                                    Corporate Debt       Corporate Debt
-----     --------------------     -----------------     -----------------     ----------     ---------
 I         Equal to or greater       Less than BB          Less than Ba2         1.125%           0%
             than 2.5 to 1.0
-----     --------------------     -----------------     -----------------     ----------     ---------
 II        Equal to or greater
           than 1.5 to 1.0 but            BB                    Ba2              0.875%           0%
             less than 2.5
                to 1.0
-----     --------------------     -----------------     -----------------     ----------     ---------
 III       Equal to or greater
           than 0.5 to 1.0 but            BB+                   Ba1              0.625%           0%
             less than 1.5
                to 1.0
-----     --------------------     -----------------     -----------------     ----------     ---------
 IV          Less than 0.5                BBB-                  Baa3             0.450%           0%
                to 1.0
-----     --------------------     -----------------     -----------------     ----------     ---------
 V                 N/A                    BBB                   Baa2             0.350%           0%
-----     --------------------     -----------------     -----------------     ----------     ---------

     The applicable Level shall be the numbered Level in the above table that corresponds to the higher of (i) the Level corresponding to the ratio of Domestic Borrower's Funded Debt to EBITDA and (ii) the Level corresponding to the higher of the ratings categories of Borrower's unsecured corporate debt by S&P and Moody's (except that in any case when such ratings differ by more than one Level in the above table, the Level corresponding to the rating that is one category below the higher Level of the two ratings shall be used). The applicable Level and the applicable Eurodollar Increment and Base Rate Increment shall first be determined by Administrative Agent based upon the ratings of Borrower's unsecured corporate debt by S&P and Moody's on the Effective Date and the ratio of Borrower's Funded Debt to EBITDA and as reflected in Borrower's Initial Financial Statements for the fiscal quarter of Borrower ended just prior to the Effective Date and shall be become applicable on the Effective Date. Thereafter, the applicable Level and the applicable Eurodollar Increment and Base Rate Increment shall be re-determined by Administrative Agent promptly after each delivery by Borrower to Administrative Agent of Borrower's Financial Statements as required in Section 13.13.2 and as of the date of any change in the ratings of Domestic Borrower's unsecured corporate debt by S&P or Moody's and will become applicable on the tenth day following the day when Domestic Borrower delivers such Financial Statements to Administrative Agent or the day following such rating change, as applicable. If, however, Domestic Borrower does not deliver its quarterly Financial Statements to Administrative Agent within the period required by Section 13.13.2 and such failure continues for two Business Days after notice from Administrative Agent, the Base Rate Increment and Eurodollar Increment corresponding to the Level that is one lower than the level which had been applicable shall apply retroactively from the first day after such period and shall continue to apply until Domestic Borrower delivers such Financial Statements to Administrative Agent, and Borrower shall pay any consequent shortage in its interest payments upon demand by Administrative Agent. In the above table, the symbol "greater than" means "greater than", the symbol "less than" means "less than", and the symbol "equal to or greater than" means "equal to or greater than."

     The Eurodollar Rate for each Eurodollar Loan shall be determined by Administrative Agent before the beginning of the applicable Interest Period and shall apply throughout such Interest Period. The "Eurodollar Rate" shall be, for the applicable Interest Period therefor, the interest rate per annum equal to the quotient of

           (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by Administrative Agent appearing, in the case of a Eurodollar Loan denominated in Dollars, on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars, and in the case of a Eurodollar Loan denominated in an Offshore Currency, the rate per annum appearing on British Banking Association Interest Settlement Rate, Page FRBD (or any successor page) as the London interbank offered rate for deposits in the Applicable Currency, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate for a Eurodollar Loan denominated in dollars is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%), divided by

           (ii) an amount equal to one minus the maximum rate (expressed as a decimal number) at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the FRB or any other Governmental Authority to which any Lender is subject (or any successor) against, including, in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the reserve requirement shall reflect any other reserves required to be maintained by any Lender with respect to any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or any category of extensions of credit or other assets which include Eurodollar Loans. (The entire amount of a Euro-dollar Loan shall be deemed to constitute a Eurocurrency liability and as such shall be deemed to be subject to such reserve require-ments without benefit of credits for proration, exceptions or set-offs which may be available from time to time to any Lender under Regulation D.) The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements.

     4.4. Continuation or Conversion of Loans. Borrower may (i) at any time convert some or all of a Base Rate Loan to a Eurodollar Loan, or (ii) at the end of any Interest Period of a Eurodollar Loan, continue the Loan as a Eurodollar Loan for an additional Interest Period or convert some or all of such Eurodollar Loan to a Base Rate Loan; provided however, that if an Event of Default has occurred that has not been waived by Required Lenders, Borrower may not convert a Base Rate Loan to a Eurodollar Loan or continue a Eurodollar Loan for an additional Interest Period. To cause any conversion or continuation, Borrower shall give Administrative Agent, prior to 11:00 a.m. Central Time three Business Days prior to the date the conversion or continuation is to be effective, a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.1) specifying (i) the applicable Borrower, (ii) the Applicable Currency, (iii) whether a conversion or continuation is requested, (iv) in the case of a conversion, specifying the amount to be converted and whether it is to be a Eurodollar Loan or a Base Rate Loan upon the conversion, and (v) in the case of any conversion to or continuation of a Eurodollar Loan, specifying the Interest Period therefor. If such notice is not given by 11:00 a.m. Central Time on the third Business Day preceding the last day of the Interest Period of a Eurodollar Loan, then the applicable Borrower shall be deemed to have timely given a notice to Administrative Agent requesting (i) as to any Dollar denominated Revolving Loan, to convert (or continue such Loan as) a Base Rate Loan bearing interest at the Adjusted Base Rate, and (ii) as to any Offshore Currency denominated Revolving Loan to convert such Loan to (or continue such Loan as) a Eurodollar Loan with an Interest Period of one month, in each case until the applicable Borrower notifies Administrative Agent in accordance with the terms hereof. In the case of a Eurodollar Loan, any conversion or continuation shall become effective only on the day following the last day of the current Interest Period. A Loan denominated in one currency may not be converted into a Loan denominated in another currency.

     4.5. Interest Periods for Eurodollar Loans. For each Eurodollar Loan Borrower shall select an Interest Period that is either one, two, three, or six months; provided that:

           (i) every such Interest Period for a Eurodollar Advance shall commence on the date of the Advance;

           (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

           (iv) no Interest Period for a Eurodollar Loan that is part of the Aggregate Revolving Loan shall extend beyond the Revolving Loan Maturity Date; and

           (v) no Interest Period for the Canadian Term Loan may extend beyond the Canadian Term Loan Maturity Date.

     A Eurodollar Loan shall bear interest at the Adjusted Eurodollar Rate throughout the applicable Interest Period designated by Borrower.

     4.6 Time of Accrual. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

     4.7 Computation. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days (30 days to each month) for all Eurodollar Loans and actual days elapsed for all Base Rate Loans. The Adjusted Base Rate shall change simultaneously with any change in the Prime Rate and such change shall be effective for the entire day on which such change becomes effective. The Adjusted Base Rate will be determined by Administrative Agent on the Effective Date based on the Prime Rate in effect on the Effective Date and on each Business Day thereafter when the Prime Rate changes.

     4.8 Rate After Maturity. Borrower shall pay interest on each Loan after its Maturity, and (at the option of Lenders) on each Loan and on the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum of 2.0% plus the rate that would otherwise apply hereunder.

     4.9   Compensation  for  Increased  Costs  and  Reduced  Returns;   Capital
     Adequacy.

           4.9.1. If, after the Effective Date, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                    4.9.1.1. shall subject such Lender (or its Applicable Lending Office) to any Tax with respect to any Eurodollar Loans, Offshore Currency Loans, or its obligation to make Eurodollar Loans or Offshore Currency Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement in respect of any Eurodollar Loans or Offshore Currency Loans (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                    4.9.1.2. shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan or similar requirement (other than the reserve requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                    4.9.1.3. shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement, such Lender's Revolving Loan Commitment or its Note or any of such extensions of credit or liabilities or commitments;

           and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Loans of the type or in the Applicable Currency with respect to which such compensation is requested, or to convert Loans of any other type into Loans of such type (but not convert Loans of one Applicable Currency into another Applicable Currency), until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.13 shall be applicable); provided, however, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

           4.9.2. If, after the Effective Date, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or admin-istration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction after giving effect (without duplication) to any compensation payable pursuant to Section 4.9.1.

           4.9.3. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section 4.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise dis-advantageous to it. Any Lender claiming compensation under this
           Section 4.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amountor amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     4.10. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

            4.10.1. the Administrative Agent determines (which determination shall be conclusive if made in good faith) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

           4.10.2. the Required Lenders determine (which determination shall be conclusive if made in good faith) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

     then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans affected by such conditions, to continue such Eurodollar Loans, or to convert Base Rate Loans to such Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, as applicable (i) convert such Eurodollar Loans into another Eurodollar Loan which is not subject to the same or similar condition, (ii) in the case of Dollar denominated Loans, convert such Eurodollar Loans into Base Rate Loans, or (iii) in the case Offshore Currency Loans, promptly repay such loans. The Administrative Agent shall give the Domestic Borrower notice describing in reasonable detail any event or condition described in this Section 4.10 promptly following the determination by the Administrative Agent or the Required Lenders, as the case may be, that the availability of Eurodollar Loans is, or is to be, suspended as a result thereof, but failure of Administrative Agent to give such notice shall not extinguish or diminish Borrower's obligations under this Section 4.10.

     4.11. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make, maintain, or fund Eurodollar Loans or Loans in any Applicable Currency hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or continue Eurodollar Loans or Loans in such Applicable Currency, as applicable, or (if applicable) convert Base Rate Loans into Eurodollar Loans, shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans or Loans in such Applicable Currency; and such Lender's outstanding Eurodollar Loans shall be converted into Base Rate Loans in accordance with Section 4.13 denominated in Dollars, and the Borrower shall repay to such Lender all outstanding Offshore Currency Loans owed to such Lender (together with accrued interest thereon) at the end of their respective Interest Periods or on the date such payment is required in order for Lenders to be in compliance with applicable Law, whichever is earlier (in which case the provisions of Section 4.13 shall be applicable), and Dollar Loans shall not be required to be repaid.

     4.12. Compensation. Upon the request of any Lender, for each Loan in any Applicable Currency, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable determination of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

           4.12.1. any payment, prepayment, or conversion of an Eurodollar Loan for any reason (other than pursuant to Section 4.11, but including, without limitation, the acceleration of the Loans pursuant to the terms hereof) on a date other than the last day of the Interest Period for such Eurodollar Loan; or

           4.12.2. any failure by the Borrower for any reason (other than a default by such Lender or pursuant to Section 4.10 or 4.11) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

     If a Lender claims compensation under this Section 4.12, such Lender shall furnish a certificate to Borrower that states the amount to be paid to it hereunder and includes a description in reasonable detail of the method used by such Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such compensation calculated by a Lender is not correct. Any compensation payable by Borrower to a Lender under this Section shall be payable without regard to whether such Lender has funded its prorata share of any Eurodollar Advance or Eurodollar Loan through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the Eurodollar Rate under Section 4.3 (and in the case of Offshore Currency Loans, for deposits in the Applicable Currency of amounts comparable to such principal amount and maturities comparable to such period).

     4.13. Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Loan or to continue any Eurodollar Loan or to convert any Base Rate Loan into an Eurodollar Loan shall be suspended pursuant to Section 4.9, 4.10 or 4.11 (such Loans being herein called "Affected Loans"), such Lender's Affected Loans shall be automatically and immediately be converted into Base Rate Loans on the last days of the then current Interest Periods for Affected Loans (or, in the case of a conversion required by Section
     4.11 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.9 or 4.11 or that gave rise to such conversion no longer exist:

           4.13.1. to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall continue to be made and applied as provided for herein; and

           4.13.2. all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) Base Rate Loans.

     If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.9, 4.10 or 4.11 that gave rise to the conversion of such Lender's Affected Loans pursuant to this Section 4.13 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the type of the

     Affected Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first days of the next succeeding Interest Periods for such outstanding Loans of the type of the Affected Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the type of the Affected Loans and by such Lender are held prorata (as to principal amounts, type of interest, and Interest Periods) in accordance with their respective Commitments.

     4.14. Taxes.

           4.14.1. Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Tax, excluding, in the case of each Lender and the Administrative Agent, (i) franchise taxes, (ii) any Taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Admin-istrative Agent and the jurisdiction imposing such Taxes (other than a connection arising solely by virtue of the activities of such Lender or the Administrative Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Effective Date (except that this subsection (iii) shall not include (A) withholding taxes payable after the Effective Date as a consequence of the change in the applicable tax treaty to eliminate any applicable exemption contained in such tax treaty as in effect on the Effective Date from the obligation to pay such withholding taxes, or (B) withholding taxes arising because the applicable taxing authorities do not accept the exemption or clearance application of any Lender or Administrative Agent, except that the adjustments contemplated by this Section 4.14 shall not be required with respect to the items described in this clause (B) to the extent that such withholding taxes give rise to offsetting tax benefits for such Lender, such Administrative Agent or the respective Affiliates of such Lender or such Administrative Agent), (iv) any Taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (v) any Taxes arising after the Effective Date solely as a result of or attributable to a Lender changing its Applicable Lending Office after the date such Lender becomes a party hereto (other than at the request of Borrower). Each Lender and the Administrative Agent will use its commercially reasonable efforts to cause the applicable taxing authorities to accept its respective exemption or clearance applications. If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent,
           (i) subject to the other provisions of this Section 4.14, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

           4.14.2. In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Impositions").

           4.14.3. If the Borrower fails to pay Taxes or Impositions when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes or Impositions, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.14, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

           4.14.4. Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to an exemption from withholding Tax on payments of interest or other income receivable pursuant to this Agreement or any of the Loan Documents, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any Governmental Authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from withholding Tax on payments pursuant to this Agreement or any of the other Loan Documents.

           4.14.5. For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 4.14.4, 4.14.9 and 4.14.10 (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section 4.14 with respect to withholding Taxes imposed by the United States, the United Kingdom or Germany, as the case may be; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

           4.14.6. If the Borrower is required to pay additional amounts to or for the account of any Lender or Administrative Agent pursuant to this Section, then such Lender or the Administrative Agent will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender or the Administrative Agent, as the case may be, is not otherwise disadvantageous to such Lender or the Administrative Agent, as the case may be.

           4.14.7. Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing such payment.

           4.14.8. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the termination of the Commitments and the indefeasible payment in full of the Notes.

           4.14.9. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United Kingdom becomes a party hereto, such Person shall deliver to the Administrative Agent such certificates, documents or other evidence, as required by applicable law, duly and properly completed and executed and currently effective, by such Person, establishing that any payments to such Person are not subject to any withholding Tax of the United Kingdom.

           4.14.10. Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside Germany becomes a party hereto, such Person shall deliver to the Administrative Agent such certificates, documents or other evidence, as required by applicable law, duly and properly completed and executed and currently effective, by such Person, establishing that any payments to such Person are not subject to any withholding Tax of Germany.

     4.15. Usury. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 4.15, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 16.2.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 16.2.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in
     Section 16.3; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

     4.16. Unavailability of Offshore Currency.

           4.16.1. Suspension of Obligations. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make Loans (or for Letter of Credit Issuer to issue Letters of Credit) in any Offshore Currency, or any Lender fails to have access to any Offshore Currency on terms reasonably acceptable to such Lender, then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) and the obligation of any Lender to make Loans denominated in such Offshore Currency, and the obligation of Letter of Credit Issuer to issue Letters of Credit in such Offshore Currency, shall be suspended until such time as each Lender may again make Loans (and Letter of Credit Issuer may again issue Letters of Credit) in such Offshore Currency. Nothing contained in this Section shall suspend any obligations of the Lenders to make Revolving Loans or payments denominated in Dollars.

           4.16.2. Mandatory Assignment. In the event that any Lender delivers a notice to Borrower and the Administrative Agent pursuant to Section 4.16.1, then, subject to Section 18.4 of this Agreement, and provided that there is no Existing Default, Borrower may, at its own expense, require such Lender to assign all or (with such Lender's and Administrative Agent's consent) part of its rights and obligations under this Agreement (except for rights to be indemnified for actions taken while a party hereunder) to a replacement bank or financial institution if the Borrower can identify a Person who is ready, willing and able to be such replacement bank or institution with respect thereto and such replacement bank or institution (which may be another Lender) shall assume such assigned obligations, provided, however, that (y) subject to Section 18.4 hereof, the Borrowers or such replacement bank or institution, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder and (z) such assignment of the rights and obligations of such Lender does not conflict with any law, rule or regulation or order of any court or Governmental Authority.

     4.17. Alternate Lending Installation. If at the time a Lender becomes a party hereto or any time thereafter, such Lender has, acquires or establishes a branch or office in Germany or the United Kingdom, such Lender shall designate such branch or office as its office for making Eurodollar Loans in such country if such designation would (a) reduce the liability of the Borrowers to such Lender under Section 4.9 or 4.14, or (b) avoid any unavailability of Eurodollar Loans under Sections 4.10, 4.11,
     4.16 or provided that such Lender shall not be required to make such designation if such designation would be unlawful or unreasonably burdensome to such Lender, or would impose additional costs on such Lender.

5.   Fees.

     5.1. Commitment Fee. Borrower shall pay to Administrative Agent for the account of Lenders a non-refundable, recurring Revolving Loan Commitment Fee calculated by applying the daily equivalent of the Commitment Fee Rate to the Unused Revolving Loan Commitment on each day during the period from the Effective Date to the Revolving Loan Maturity Date. The "Unused Revolving Loan Commitment" on any day shall be the difference between (i) the amount of the Aggregate Revolving Loan Commitment and (ii) the sum of (a) the Aggregate Revolving Loan, (b) the Letter of Credit Exposure as of the close of business on such day, and (c) the Swingline Loan. The Revolving Loan Commitment Fee shall be payable quarterly in arrears commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter and on the Revolving Loan Maturity Date. The "Commitment Fee Rate" shall be an annual rate equal to the applicable rate in the table below, wherein the "Level" is the then applicable Level determined as provided in Section 4.3:

           ----------------                  -------------------
           Applicable Level                  Commitment Fee Rate
           ----------------                  -------------------
                  I                               0.250%
           ----------------                  -------------------
                  II                              0.250%
           ----------------                  -------------------
                  III                             0.200%
           ----------------                  -------------------
                  IV                              0.150%
           ----------------                  -------------------
                  V                               0.125%
           ----------------                  -------------------

     5.2. Letter of Credit Fee. Borrower shall pay to Administrative Agent for the account of Lenders (or to Administrative Agent for its sole account in the case of Swingline Letters of Credit) a non-refundable recurring Letter of Credit Fee for each Letter of Credit issued by Letter of Credit Issuer. The "Letter of Credit Fee" for any Letter of Credit shall be an amount determined by applying the quarterly equivalent of the Eurodollar Increment that is determined to be applicable as provided in Section 4.3 to the Dollar Equivalent Amount of the aggregate undrawn amount of such Letter of Credit as of its issuance and as of the first day of each calendar quarter thereafter. In addition, Borrower shall pay to Administrative Agent for the sole account of Letter of Credit Issuer for each Letter of Credit issued by Letter of Credit Issuer an "Issuance Fee" determined by applying the quarterly equivalent of 0.125% per annum to the Dollar Equivalent Amount of the aggregate undrawn amount of such Letter of Credit as of its issuance and as of the first day of each calendar quarter thereafter. The Letter of Credit Fee and Issuance Fee for each Letter of Credit shall be payable in advance upon its issuance and on the first day of each calendar quarter thereafter until the earlier of its expiration or the Revolving Loan Maturity Date. Letter of Credit Fees will be distributed by Administrative Agent to Lenders with Revolving Loan Commitments in accordance with their prorata shares of the Aggregate Revolving Loan Commitment.

     5.3. Other Letter of Credit Fees. Borrower shall pay to Letter of Credit Issuer such Letter of Credit Issuer's other customary fees for issuance, amendment, or renewal of a Letter of Credit and, as Letter of Credit Issuer and Borrower may agree with respect to each Letter of Credit, for each negotiation of a draft drawn under such Letter of Credit.

     5.4. Calculation of Fees. All of the foregoing fees and all other fees payable to Administrative Agent or any Lender that are based on an annual percentage shall be calculated on the basis of a year deemed to consist of 360 days and for the actual number of days elapsed.

 6.   Payments.

     6.1. Scheduled Payments on Aggregate Revolving Loan, Canadian Term Loan and Swingline Loan.

           6.1.1. Interest. Borrower shall pay interest accrued on each Base Rate Loan included in the Aggregate Revolving Loan, the Canadian Term Loan and the Swingline Loan monthly in arrears beginning on the first day of the first calendar month beginning after the Effective Date and continuing on the first day of each calendar month thereafter, and on the Revolving Loan Maturity Date. Borrower shall pay interest accrued on each Eurodollar Loan at the end of its Interest Period and, in addition, for each such Eurodollar Loan with an Interest Period longer than three months, Borrower shall pay interest accrued thereon quarterly on the last day of each calendar quarter ended during such Interest Period. Borrower shall pay interest accrued on each Revolving Loan and the Swingline Loan after the Revolving Loan Maturity Date on demand.

           6.1.2. Principal. Borrower shall repay the entire amount of the Aggregate Revolving Loan as then outstanding on August 1, 2002. Borrower shall repay the entire amount of the Swingline Loan on demand, or if no demand is made, on August 1, 2002. Canadian Borrowers shall repay the entire amount of the Canadian Term Loan on August 4, 2002.

     6.2.  Prepayments.

           6.2.1. Voluntary Prepayments. Borrower shall not be entitled to prepay any Eurodollar Loan. Subject to the limitations in the following sentences, Borrower may wholly prepay any Base Rate Loan that is included in the Aggregate Revolving Loan or the Aggregate Canadian Term Loan and may wholly prepay the Swingline Loan at any time and may make a partial prepayments thereon from time to time, without penalty or premium, but only if (i) Borrower gives Administrative Agent written notice (which may be mailed, personally delivered or telecopied as provided in Section 19.1) of Borrower's intention to make such prepayment at least two Business days (one Business Day in the case of a prepayment on a Base Rate Loan denominated in Dollars) prior to tendering such prepayment, (ii) the total amount of such partial prepayment is a whole multiple of $500,000, or its Dollar Equivalent Amount if the Base Rate Loan is denominated in an Offshore Currency, and (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepay-ment. All such prepayments will be applied by Lenders to reduce the applicable Revolving Loans or the Canadian Term Loans (as applicable) in accordance with their respective prorata shares of the Aggregate Revolving Loan Commitment or their share of the Aggregate Canadian Term Loan (as applicable). A Base Rate Loan may only be prepaid in the Applicable Currency in which it is denominated.

           6.2.2. Mandatory Prepayments as a Result of Currency Value Adjustments. Whenever a Eurodollar Loan is continued as a Eurodollar Loan or is converted to a Base Rate Loan as provided in Section 4.4, and whenever a draw is made on an Offshore Letter of Credit, the Dollar Equivalent Amount of such Loan or the reimbursement obligation of the applicable Borrower, as applicable, shall be adjusted based on the applicable Determination Date Exchange Rate. If such adjustment would cause the total Dollar Equivalent Amount of the Aggregate Revolving Loan plus the total Dollar Equivalent Amount of the Letter of Credit Exposure to exceed the Aggregate Revolving Loan Commitment, then Domestic Borrower shall, within two Business Days after the effective date of such continuation or conversion, repay the portion of such continued or converted Loan to the extent necessary to ensure that the total Dollar Equivalent Amount of the Aggregate Revolving Loan does not exceed the Aggregate Revolving Loan Commitment (calculated based on the new Determination Date Exchange
           Rate). If such adjustment would cause the portion of the Aggregate Revolving Loan which is denominated in an Offshore Currency plus the portion of the Letter of Credit Exposure which is denominated in such Offshore Currency to exceed the applicable Aggregate Offshore Currency Revolving Loan Commitment, or either of the limit amounts for UK Borrower or German Borrower determined under Sections 3.2.3 and 3.2.4, then the applicable Foreign Borrower shall, within two Business Days after the effective date of such continuation or conversion, repay the portion of Aggregate Revolving Loan denominated in such Offshore Currency (calculated based on the new Determination Date Exchange Rate) to the extent necessary to ensure that the portion of the Aggregate Revolving Loan which is denominated in such Offshore Currency plus the portion of the Letter of Credit Exposure which is denominated in such Offshore Currency does not exceed the applicable Aggregate Offshore Currency Revolving Loan Commitment and that the applicable limit amount for UK Borrower or German Borrower determined under Section 3.2.3 or 3.2.4 is not exceeded. The Administrative Agent will maintain records sufficient to identify at any time the outstanding principal amount, Dollar Equivalent Amount and Determination Date Exchange Rate with respect to each Advance and Loan.

     6.3. Reimbursement Obligations of Borrower. Each Borrower hereby unconditionally agrees to immediately pay to Letter of Credit Issuer on demand at the Letter of Credit Issuer's Applicable Lending Office all amounts required to pay all drafts drawn under Letters of Credit issued for the account of such Borrower and all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letters of Credit and in any event and without demand to remit to Letter of Credit Issuer (which may be through obtaining Advances if permitted under Section 3.2 or 3.5) sufficient funds to pay all debts and liabilities arising under any Letter of Credit issued for the account of such Borrower. All such reimbursements shall be in the Applicable Currency in which the face amount of the applicable Letter of Credit is denominated.

     6.4   Manner of Payments and Timing of Application of Payments.

           6.4.1. Payment Requirement. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment in the Applicable Currency on the Loan Obligations to Administrative Agent for the account of Lenders as required under the Loan Documents at the Applicable Lending Office on the date when due, without deduction, set-off or counterclaim. All such payments will be distributed by Administrative Agent to Lenders as provided in Section
           17.10 for application to the Loan Obligations as provided herein.

           6.4.2. Nonconforming Payments. The Administrative Agent shall deem that any payment by or on behalf of a Borrower that is not made both
           (i) in the Applicable Currency and in immediately available funds, and (ii) at or prior to 11:00 a.m. (Central Time) on the date any such payment is due to be a nonconforming payment. Any such payment shall not be deemed to be received by the Administrative Agent until the time that such funds become available funds. The Administrative Agent shall give prompt telephonic notice (confirmed in writing) to the Borrower and each of the Lenders if any payment is nonconforming (but the failure to provide such notice shall not affect the obliga-tion of Borrower to make such payment). Interest shall continue to accrue on any principal as to which a nonconforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day).

           6.4.3. Application of Payments and Proceeds. Subject to Section 6.4.2, all payments received in the Applicable Currency by Administrative Agent in immediately available funds at or before 11:00 a.m. (Central Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in Section 17.10 on the same Business Day in such Applicable Currency. Such payments received in the appropriate Applicable Currency on a day that is not a Business Day or after 11:00 a.m. (Central Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in
           Section 17.10 on the next Business Day in such Applicable Currency. The amount so distributed to a Lender will be applied by such Lender to the relevant Loan Obligation on the Business Day when received.

           6.4.4. Interest Calculation. Section 6.4.3 notwithstanding, for purposes of interest calculation only, for all Applicable Currencies
           (i) a payment by check, draft or other instrument received at or before 11:00 a.m. (Central Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the second following Business Day, (ii) a payment by check, draft or other instrument received on a day that is not a Business Day or after 11:00 a.m. on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the third following Business Day,
           (iii) a payment in cash or by wire transfer received at or before 11:00 a.m. (Central Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received, and (iv) a payment in cash or by wire transfer received on a day that is not a Business Day or after 11:00 a.m. (Central Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day.

     6.5. Returned Instruments. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, any application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

     6.6. Compelled Return of Payments or Proceeds. If a Lender is for any reason compelled to surrender any payment in an Applicable Currency because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible set-off, or a diversion of trust funds, then this

     Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to such Lender, and shall indemnify such Lender for and hold such Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that such Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by such Lender shall be without prejudice to such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and indefeasible. The provisions of this Section shall survive termination of the Commitments, the expiration of the Letters of Credit and the payment and satisfaction of all of the Loan Obligations.

     6.7. Due Dates Not on Business Days. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

7.   Procedure for Obtaining Advances and Letters of Credit.

     7.1 Initial Revolving Loan Advances. Provided that all conditions thereto hereunder are satisfied, and subject to the limitations contained herein, Lenders will make the initial Revolving Loan Advances in the Applicable Currencies on the Effective Date as directed by Borrower in a written direction delivered to Administrative Agent.

     7.2   Subsequent Revolving Loan Advances.

           7.2.1. Borrower Requests. Borrower may request subsequent Revolving Loan Advances and Swingline Advances at any time, but not more often than once each Business Day, by submitting a request therefor to
           Administrative Agent that meets the requirements of Section 7.10. Domestic Borrower may request Revolving Loan Advances in any Applicable Currency, UK Borrower may request Revolving Loan Advances only in Pounds Sterling, and German Borrower may request Revolving Loan Advances only in Deutsche Marks. A request for a Eurodollar Advance must be given prior to 11:00 a.m., Central Time, at least three Business Days prior to the Advance Date for such Eurodollar Advance. (Administrative Agent in any instance may accept a request for a Swingline Advance that is to be a Eurodollar Advance two Business Days prior to the Advance Date, but the acceptance of such a request in any instance shall not constitute a waiver of the requirement for three Business Days notice in any other instance). A request for a Base Rate Advance must be given prior to 11:00 a.m., Central Time, on the Advance Date for such Base Rate Advance. A request for an Advance, including a Swingline Advance, must meet the requirements of Section 7.10 or such Advance will not be made. No Advance Date for any requested Advance may be other than a Business Day. Every request for an Revolving Loan Advance shall be irrevocable. A request for a Revolving Loan Advance received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 11:00 a.m. (Central Time) on a Business Day shall be treated as having been received by Administra-tive Agent at 10:59 a.m. (Central Time) on the next Business Day.

           7.2.2.   Revolving Loan Advances to Repay the Swingline Loan.

                    7.2.2.1. Administrative Agent may in its absolute discretion on any Business Day give notice to Lenders of the amount of the Swingline Loan after application of all payments to be applied thereto as provided elsewhere herein. Such notice shall be given no later than 12:00 n. (Central
                    Time) and may include a demand that the Swingline Loan be fully paid. If Administrative Agent demands that the Swingline Loan be fully paid, then prior to 3:00 p.m. (Central Time) on such date, Lenders shall remit funds to Administrative Agent sufficient to reduce the Swingline Loan to zero. The aggregate of such remittances shall be treated as a Revolving Loan Advance and the Aggregate Revolving Loan increased accordingly. Each such remittance by a Lender shall be made in accordance with its prorata share of the Aggregate Revolving Loan Commitment and shall be made notwithstanding that (i) the amount of the aggregate of such remittances by Lenders may not be in the minimum amount for Revolving Loan Advances otherwise required hereunder, (ii) any conditions to Advances in Section 9 may not be then satisfied, (iii) there is an Existing Default, (iv) the aggregate amount of such remittances by Lenders would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, or (v) such remittances by Lenders may be made after the Revolving Loan Maturity Date; provided, however, that in no event shall any Lender be required to make any such remittance that would result in the Revolving Loan of such Lender exceeding such Lender's Revolving Loan Commitment.

                    7.2.2.2. If for any reason, including the commencement of a proceeding in bankruptcy with respect to any Borrower, remittances by Lenders as provided above cannot be made on the date otherwise required above, then each Lender shall be deemed automatically to have purchased from Administrative Agent as of such date a prorata undivided interest and participation in the Swingline Loan so as to cause such Lender to share in the Swingline Loan in accordance with its prorata share of the Aggregate Revolving Loan Commitment. Each Lender shall remit its prorata share of the Swingline Loan to Administrative Agent promptly on demand. All interest payable with respect to such Lender's prorata share of the Swingline Loan shall be for the account of Administrative Agent to the date such remittance is made, and shall be for the account of and remitted by Administrative Agent to such Lender as a participant from such date. Further, until such remittance is made, such Lender shall pay to Administrative Agent, on demand, interest on such Lender's prorata share of the Swingline Loan at the Federal Funds Rate.

           7.2.3. Administrative Agent's Right to Make Other Revolving Loan Advances. With the prior approval of Required Lenders in each instance, Administrative Agent shall have the right to make Revolving Loan Advances in any Applicable Currency at any time and from time to time to cause timely payment of any of the Loan Obligations. Administrative Agent may select the Advance Date and the Applicable Currency for any such Revolving Loan Advance, but such Advance Date may only be a Business Day.

           Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will be a Base Rate Advance.

     7.3. Letters of Credit. Domestic Borrower may request the issuance of a Letter of Credit denominated in any Applicable Currency, UK Borrower may request the issuance of a Letter of Credit denominated in Pounds Sterling, and German Borrower may request the issuance of a Letter of Credit denominated in Deutsche Marks, by submitting an issuance request to Letter of Credit Issuer and executing the reimbursement agreement required under
     Section 10.1 no less than five Business Days prior to the requested issue date for such Letter of Credit.

     7.4.  Fundings of Revolving Loan Advances.

           7.4.1. Funding of Dollar Denominated Advances. In the case of requested Revolving Loan Advances denominated in Dollars that are not Swingline Advances, Administrative Agent shall promptly notify each Lender of the amount of the Advance to be made on the Advance Date. Each Lender shall make immediately available to Administrative Agent on or before the date specified for such Advance, but not later than by 1:00 p.m. (Central Time) on the Advance Date, funds consisting solely of Dollars in the amount of its prorata share of such Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.

           7.4.2. Funding of Offshore Currency Denominated Advances. In the case of requested Revolving Loan Advances denominated in an Offshore Currency that are not Swingline Advances, Administrative Agent shall promptly notify each Lender of the amount of the Advance to be made on the Advance Date. Each Lender shall make immediately available to Administrative Agent on or before the Advance Date, but not later than 1:00 p.m. (Central Time) on the Advance Date, funds consisting solely of such Offshore Currency in the amount of its prorata share of such Advance, rounded to the nearest smallest unit of such currency, in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.

           7.4.3. Draws on Letters of Credit. In the event that a draw is made on a Revolver Letter of Credit and Borrower does not reimburse the amount of such draw in full to Letter of Credit Issuer on demand, Administrative Agent may notify each Lender thereof and shall have the right to cause a Revolving Loan Advance to be made, regardless whether such Revolving Loan Advance would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the draw, the amount of the Revolving Loan Advance required to fund reimbursement of such draw, and the amount of such Lender's ratable share of such Revolving Loan Advance. Unless otherwise agreed by Lenders, the Advance Date and time for such Revolving Loan Advance shall not be later than 1:00 p.m. (Central
           Time) on the first Business Day following Administrative Agent's delivery of such notice to Lenders. By no later than such Advance Date and time, each Lender shall make immediately available to
           Administrative Agent funds consisting solely of the Applicable Currency in which the relevant Revolver Letter of Credit is denominated in the amount of its prorata share of such Revolving Loan Advance, rounded to the nearest smallest unit of such currency, in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Revolving Loan Advance made by Administrative Agent pursuant to this Section 7.4.3 shall be deemed to be a Base Rate Advance.

           7.4.4. All Fundings Ratable. All fundings of Advances shall be made by Lenders in the Applicable Currency requested by Borrower or as otherwise directed by Administrative Agent as provided herein in accordance with their prorata shares of the Aggregate Revolving Loan Commitment. Except as otherwise expressly provided herein, a Lender shall not be obligated to fund Revolving Loan Advances that would result in its Revolving Loan exceeding its Revolving Loan Commitment, or make available any more than its prorata share of any Advance.

     7.5. Administrative Agent's Availability Assumption. Unless Administrative Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make immediately available to Administrative Agent such Lender's prorata share of the Advance which
     Administrative  Agent  will  be  obligated  to make  on the  Advance  Date,
     Administrative Agent may assume that such Lender has made the required amount available to Administrative Agent on the Advance Date and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made immediately available to Administrative Agent by such Lender on the Advance Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover, either from such defaulting Lender or Borrower, interest on such corresponding amount for each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Administrative Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for the Advance in question determined from the request therefor. Each Lender shall be obligated only to fund its prorata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its prorata share thereof.

     7.6. Disbursement. Provided that all conditions precedent herein to a requested Advance or, if applicable, a Swingline Advance, have been satisfied, Administrative Agent will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds of the Applicable Currency at the applicable Funding Office.

     7.7. Restrictions on Advances. No more than one Revolving Loan Advance and no more than one Swingline Advance will be made on any one day pursuant to a request for a Revolving Loan Advance. Advances will only be made for the purposes permitted in Section 13.1.

     7.8. Restriction on Number of Eurodollar Loans. No more than thirteen Eurodollar Loans with different Interest Periods may be outstanding at any one time.

     7.9. Each Advance Request and Letter of Credit Request a Certification. Each submittal of a request for an Advance and each submittal of a request for the issuance of a Letter of Credit by a Borrowing Officer shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all conditions precedent hereunder to the making of the requested Advance or issuance of the requested Letter of Credit have been satisfied, and (iii) the Representations and Warranties are then true and will be true on the Advance Date or issuance date, as applicable, as if then made, except as disclosed to Administrative Agent and the Lenders.

     7.10. Requirements for Every Advance Request. Only a written request or oral request (which shall be promptly confirmed in writing) from a Borrowing Officer to Administrative Agent that specifies the amount and the Applicable Currency of the requested Advance, the Advance Date for the requested Advance, the portion of the Advance which is requested to be a Eurodollar Advance and the portion of the Advance which is requested to be a Base Rate Advance, and the Interest Period to be applicable to the Eurodollar Loan that will result from a requested Eurodollar Advance, will be treated by Administrative Agent as a request for an Advance.

     7.11. Requirements  for  Every  Letter of  Credit  Request.  Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.1) from a Borrowing Officer to Letter of Credit Issuer that specifies the request face amount of the Letter of Credit, whether the Letter of Credit is to be a Revolver Letter of Credit or a Swingline Letter of Credit, and the Applicable Currency, the requested issue date (which shall be a Business Day and in no event later than five Business Days before the Revolving Loan Maturity Date), the account party, and the beneficiary of the requested Letter of Credit, and other information necessary for its issuance, shall be treated as a request for issuance of a Letter of Credit.

     7.12. Exoneration of Administrative Agent and Lenders. Neither Administrative Agent nor any Lender shall incur any liability to any Borrower for treating a request that meets the express requirements of
     Section 7.10 or Section 7.11 as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent or Letter of Credit Issuer believes in good faith that the Person making the request is a Borrowing Officer. Neither Administrative Agent nor any Lender shall incur any liability to any Borrower for failing to treat any such request as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent or Letter of Credit Issuer believes in good faith that the Person making the request is not a Borrowing Officer.

8. Security and Guaranties. Domestic Borrower shall execute and deliver to Administrative Agent, or cause to be executed and delivered to Administrative Agent, the following documents, each satisfactory to Lenders:

     8.1. Domestic Borrower Stock Pledges. As security for the payment and performance of all of the Loan Obligations, a Pledge Agreement from Domestic Borrower granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in all of the outstanding capital stock held by it in each of its Significant Subsidiaries domiciled in the United States and in 65% of the outstanding capital stock of DT Canada, Inc.; a Pledge Agreement from DT Canada, Inc., granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in 65% of the outstanding capital stock of Kalish Canada, Inc.; a Pledge Agreement from Domestic Borrower granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in 100% of the outstanding capital stock of UK Borrower; and a Share Pledge Agreement from Domestic Borrower granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in 100% of the outstanding capital stock of German Borrower to secure the payment and performance of the Loan Obligations of German Borrower, and a Security Interest in 65% of the outstanding capital stock of German Borrower to secure the payment and performance of all the Loan Obligations.

     8.2. UK Borrower and Subsidiaries Stock Pledges. As security for the payment and performance of the Loan Obligations of UK Borrower, a Pledge Agreement from UK Borrower granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in 65% of the outstanding capital stock held by it in its Significant Subsidiaries, and a Pledge from DT Industries (UK), Limited granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in 65% of the outstanding capital stock held by it in Swiftpack Automation Limited.

     8.3.  Guaranties.

           8.3.1. Domestic Borrower Obligations. The unconditional guaranty by every Significant Subsidiary domiciled in the United States of the Loan Obligations of Domestic Borrower.

           8.3.2. Foreign Borrower Obligations. The unconditional guaranty by Domestic Borrower and every Significant Subsidiary of Domestic Borrower domiciled in the United States of the Loan Obligations of Foreign Borrowers.

           8.3.3.   Borrower Obligations.   The  unconditional  guaranty  by  UK
           Borrower of the Loan Obligations.

           8.3.4. Canadian Term Loan. The unconditional guaranty by Domestic Borrower, UK Borrower and every Significant Subsidiary of Domestic Borrower domiciled in the United States of all of the Indebtedness and obligations of the Canadian Borrowers with respect to the Aggregate Canadian Term Loan and the payment and performance of all other Obligations hereunder of Canadian Borrowers to Administrative Agent.

     Promptly after the Effective Date, Administrative Agent will release the existing Security Interest of Administrative Agent for the benefit of Lenders in all of the original Collateral (as defined in the Original Loan Agreement) other than the capital stock described in this Section 8, and Lenders, by becoming parties hereto, irrevocably consent to such release.

9.   Conditions of Lending.

     9.1. Conditions to Initial Advance. Lenders will have no obligation to fund the initial Revolving Loan Advance or any subsequent Revolving Loan Advance unless:

           9.1.1. Listed Documents and Other Items. Administrative Agent shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 9.1.1 hereto as being conditions to the initial Advances, with each being reasonably satisfactory to Lenders and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

           9.1.2. Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

           9.1.3. Perfection of Security Interests. Every Security Interest required to be granted hereunder to Administrative Agent under
           Section 8  shall  have  been  perfected  and  shall  be,   except  as
           otherwise  satisfactory   to  Lenders,   a  first  priority  Security
           Interest.

           9.1.4. Representations and Warranties. The Representations and Warranties shall be true and correct.

           9.1.5. Material Adverse Change. Since the date of the Initial Financial Statements delivered to Administrative Agent, there shall not have been any change which has or is reasonably likely to have a Material Adverse Effect.

           9.1.6. Pending Material Proceedings. There shall be no pending Material Proceedings.

           9.1.7. Payment of Fees. Domestic Borrower shall have paid and reimbursed to Lenders all fees, costs and expenses that are payable or reimbursable to Lenders hereunder on or before the Effective Date.

           9.1.8.   Other  Items.  Administrative Agent shall have received such
           other consents,  approvals,  opinions,  certificates,   documents  or
           information as it reasonably deems necessary.

     9.2. Conditions to Subsequent Advances. Lenders will have no obligation to fund any Revolving Loan Advance after the initial Revolving Loan Advance unless:

           9.2.1. General Conditions. All of the conditions to the initial Revolving Loan Advance in Section 9.1 (except the condition in Sections 9.1.4 and 9.1.5) shall have been and shall remain satisfied.

           9.2.2. Representations and Warranties. The Representations and Warranties are then true and correct, with such exceptions as have been disclosed to Administrative Agent in writing by Borrower and are acceptable to Required Lenders.

           9.2.3. Default. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

10. Conditions to Issuance of Letters of Credit. As conditions precedent to the issuance of any Letter of Credit:

     10.1. Reimbursement Agreement. Borrower shall have executed and delivered to Letter of Credit Issuer a reimbursement agreement satisfactory to Letter of Credit Issuer and Administrative Agent under which Borrower further evidences its obligation to reimburse to Letter of Credit Issuer on demand and in the Applicable Currency each draw on such Letter of Credit as provided in Section 6.3, together with interest from the date of the draw at the rate provided in Section 4.1 and (without duplication) all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letter of Credit.

     10.2. No Prohibitions. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Letter of Credit Issuer or any other Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Letter of Credit Issuer or any other Lender shall exist which prohibits, or requests that Letter of Credit Issuer or any other Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Letter of Credit Issuer or any other Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Letter of Credit Issuer or any other Lender is not otherwise compensable by Borrower hereunder).

     10.3. Representations and Warranties. The Representations and Warranties are then true and correct, with such exceptions as have been disclosed to Administrative Agent in writing by Borrower and are acceptable to Required Lenders.

     10.4. No Default. There shall be no Existing Default and no Default or Event of Default is reasonably likely to occur as a result of such Letter of Credit being issued or a draw thereon being made or paid.

     10.5. Other  Conditions.  All of the conditions  to the initial Advances in
     Section 9.1 (except the conditions in Section 9.1.4) shall have been and shall remain satisfied.

11. Representations and Warranties. Except as otherwise described in the Disclosure Schedule attached hereto as Exhibit 11, Borrower represents and warrants to Lenders as follows:

     11.1. Organization and Existence. Each Covered Person is duly organized and existing in good standing under the Laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

     11.2. Authorization. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement or any Covered Person's execution, delivery and performance of any of the other Loan Documents to which it is a party, except for those already duly obtained or to the extent failure to obtain such does not have and is not reasonably likely to have a Material Adverse Effect.

     11.3. Due Execution. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

     11.4. Enforceability of Obligations. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

     11.5. Burdensome Obligations. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

     11.6. Legal Restraints. The execution and performance of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

     11.7. Labor Contracts and Disputes. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person. To Borrower's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees.

     11.8. No Material Proceedings. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened.

     11.9. Material Licenses. All Material Licenses have been obtained or exist for each Covered Person.

     11.10. Compliance with Material Laws. Each Covered Person is in compliance with all Material Laws. Without limiting the generality of the foregoing:

            11.10.1. General Compliance with Environmental Laws. The operations of every Covered Person comply with all applicable Environmental Laws except for such non-compliance as has not or is not reasonably likely to have Material Adverse Effect.

            11.10.2. Proceedings. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws.

            11.10.3. Investigations Regarding Hazardous Materials. To Borrower's knowledge, none of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which have or are reasonably likely to have a Material Adverse Effect.

            11.10.4. Notices and Reports Regarding Hazardous Materials. No notice or report under any Environmental Law indicating a past or present spill or release into the environment, or investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation, spill or release into the environment, of any Hazardous Material (the results of which have had or are reasonably likely to have a Material Adverse Effect) has been received or filed by Borrower within the four years ending on the Effective Date, or to Borrower's knowledge is required to be filed, by any Covered Person.

            11.10.5. Hazardous Materials on Real Property. No Covered Person, nor to Borrower's knowledge, any other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon in any case in violation of applicable Environmental Laws. Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by any Covered Person or any improvements thereon in violation of applicable Environmental Laws. No property of any Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

     11.11. Financial Statements. The Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein.

     11.12. No Change in Condition. Since the date of the Financial Statements delivered to Administrative Agent as required herein, there has been no change which has or is reasonably likely to have a Material Adverse Effect.

     11.13. No Defaults. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person which has, or if not remedied within any applicable grace period is likely to have a Material Adverse Effect. There is no Existing Default.

     11.14. Investments. No Covered Person has any Investments in other Persons except Permitted Investments.

     11.15. Indebtedness.   No  Covered  Person  has  any  Indebtedness   except
     Permitted Indebtedness.

     11.16. Indirect Obligations. No Covered Person has any Indirect Obligations except Permitted Indirect Obligations.

     11.17. Tax Liabilities; Governmental Charges. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person or Domestic Borrower has established adequate reserves in conformity with GAAP. No Security Interest for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect. The United States federal income tax returns of
     Domestic Borrower and its Subsidiaries have been audited by the Internal Revenue Service and passed upon without exception for all fiscal years ended on or prior to June 30, 1993, or the period during which any assessments may be made by the IRS with respect to such returns has expired without waiver or extension. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect.

     11.18. Pension Benefit Plans. To Borrower's knowledge, all Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under Section 401 of the Code and are in compliance with the provisions of ERISA in all material respects. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect:

            11.18.1. Prohibited Transactions. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt PROHIBITED TRANSACTION as defined in ERISA or the Code, and no officer, director or employee of such Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

            11.18.2. Claims. There are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or such ERISA Affiliate except, in such case, claims for benefits in the ordinary course in accordance with such Pension Benefit Plan.

            11.18.3. Reporting and Disclosure Requirements. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.

            11.18.4. Accumulated Funding Deficiency. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

            11.18.5. Multi-employer Plan. All Multi-employer Plans to which any Covered Person contributes or is obligated to contribute are listed in section 11.18.5 of the Disclosure Schedule. No Covered Person or ERISA Affiliate of such Covered Person has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

     11.19. Welfare Benefit Plans. No Covered Person or ERISA Affiliate of any Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, has or is reasonably likely to have a Material Adverse Effect. Each Covered Person and each ERISA Affiliate of any Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

     11.20. Retiree Benefits. No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense, (ii) obligations under COBRA, (iii) as disclosed in the Financial Statements, and (iv) such obligations as have not or are not reasonably likely to have a Material Adverse Effect.

     11.21. State of Property. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Financial Statements, except for personal property sold in the ordinary course of business after the date of such Financial Statements. There are no Security Interests on any of the property purported to be owned by any Covered Person, except Permitted Security Interests.

     11.22. Negative Pledges. No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of the Collateral.

     11.23. Margin Stock. No Covered Person is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of PURCHASING or CARRYING MARGIN STOCK (within the meaning of Regulation U of the Federal Reserve Board), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations G, T, U or X of the Federal Reserve Board.

     11.24. Securities Matters. No proceeds of any Advance will be used to acquire from any Person any security in a transaction that is hostile from the point of view of such Person and which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

     11.25. Investment Company Act, Etc. No Covered Person is an INVESTMENT COMPANY registered or required to be registered under the Investment Company Act of 1940, or a company CONTROLLED (within the meaning of such Investment Company Act) by such an INVESTMENT COMPANY or an AFFILIATED PERSON of, or promoter or PRINCIPAL UNDERWRITER for, an INVESTMENT COMPANY, as such terms are defined in the Investment Company Act of 1940. No Covered Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     11.26. No Material Misstatements or Omissions. Neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other document executed and delivered by or on behalf of Borrower or any other Covered Person to Administrative Agent or any Lender in connection with the Loan Documents or any of the transactions contemplated thereby as of the date thereof contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading as of such date.

     11.27. Filings. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and the Securities Exchange Act of 1934, have been filed, and as of date thereof such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading as of the dates of such filings.

12. Modification and Survival of Representations. Borrower may at any time after the initial Revolving Advance is made propose to Lenders in writing to modify the representations and warranties in Section 11, and any other representation or warranty made in any certificate, report, opinion or other document delivered by Borrower pursuant to the Loan Documents. If the proposed modifications are satisfactory to all of the Lenders as evidenced by their written assent thereto, then such representations and warranties shall be deemed and treated as so modified, but only as of the date of Borrower's written modification proposal. If such proposed modifications are not satisfactory to all of the Lenders, then such proposed modifications shall not be deemed or treated as modifying such representations and warranties. All such representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Administrative Agent and Lenders as being true and correct as of the date when made or deemed made until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero.

13. Affirmative Covenants. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero, Borrower shall do, or cause to be done, the following:

     13.1. Use of Proceeds. Subject to the terms and conditions hereof, the proceeds of the Revolving Loan Advances and Swingline Advances shall be used only to refinance existing Indebtedness, for working capital and capital expenditures, as the source for payment of Borrower's reimbursement obligations with respect to Letters of Credit, to pay all or any part of the consideration payable by Borrower for any Permitted Acquisition, and for general corporate purposes.

     13.2. Corporate Existence. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify will not have and will not be reasonably likely to have a Material Adverse Effect. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

     13.3. Maintenance of Property and Leases. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person.

     13.4. Insurance. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Administrative Agent. Borrower shall upon request of Administrative Agent at any time furnish to Administrative Agent updated evidence of insurance (in the form required as a condition to Administrative Agent's lending hereunder) for such insurance.

     13.5. Payment of Taxes and Other Obligations. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments, provided such Covered Person or Domestic Borrower has established adequate reserves therefor in conformity with GAAP on its books, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

     13.6. Compliance With Laws. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

            13.6.1. Environmental Laws. Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants, if any, with all Environmental Laws, the non-compliance with which has or is reasonably likely to have a Material Adverse Effect.

            13.6.2. Pension Benefit Plans. Each Covered Person and each ERISA Affiliate of such Covered Person shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate, and shall comply in all material respects with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate.

     13.7. Discovery and Clean-Up of Hazardous Material. Upon any Covered Person receiving notice of any violation of Environmental Laws or any similar notice described in Section 13.9.4, or upon any Covered Person otherwise discovering Hazardous Material on any property owned or leased by such Covered Person which is in violation of, or which would result in liability under, any Environmental Law, Borrower shall: (i) promptly take such acts as may be necessary to prevent danger or harm to the property or any person therein as a result of such Hazardous

     Material; (ii) at the request of Administrative Agent, and at Borrower's sole cost and expense, obtain and deliver to Administrative Agent promptly, but in no event later than 90 days after such request, a then currently dated environmental assessment of the property certified to Administrative Agent and any future holder of the Loan Obligations, a proposed plan for responding to any environmental problems described in such assessment, and an estimate of the costs thereof; and (iii) take all necessary steps to initiate and expeditiously complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Administrative Agent informed of such actions and the results thereof.

     13.8. Termination of Pension Benefit Plan. No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate if such termination or amendment would result in any liability to such Covered Person or such ERISA Affiliate under ERISA or any increase in current liability for the plan year for which such Covered Person or such ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code which, in either case, has or is reasonably likely to have a Material Adverse Effect.

     13.9. Notice to Administrative Agent of Material Events. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Administrative Agent of (i) any breach of any of the covenants in Section 13, 14, or 15; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Covered Person if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect. In addition,

            13.9.1. Domestic Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent reasonably requests with respect to the status of any Material Proceeding.

            13.9.2. Domestic Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent reasonably requests with respect to any Pension Benefit Plan established by a Covered Person or an ERISA Affiliate of any Covered Person.

            13.9.3. Domestic Borrower shall deliver notice to Administrative Agent of the establishment of any Pension Benefit Plan by a Covered Person or an ERISA Affiliate of such Covered Person.

            13.9.4. Domestic Borrower shall promptly inform Administrative Agent of its receipt of, and deliver to Administrative Agent a copy of, any (i) notice that any violation of any Environmental Law may have been committed or is about to be committed by any Covered Person, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, (iii) notice from a Governmental Authority or private party alleging that a Covered

            Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby, (iv) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, or (v) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment.

            13.9.5. Domestic Borrower shall deliver to Administrative Agent notice of the following events promptly after they occur: (i) the failure of any Covered Person or ERISA Affiliate of such Covered Person to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such install-ment or payment; (ii) the occurrence of any Reportable Event, or a PROHIBITED TRANSACTION or ACCUMULATED FUNDING DEFICIENCY (as those terms are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or an ERISA Affiliate of such Covered Person; (iii) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice of the institution of any proceeding or receipt by such Covered Person or such ERISA Affiliate of any notice of the taking, of any other action which may result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or such ERISA Affiliate, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate of such Covered Person from any Pension Benefit Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of such Covered Person of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the IRS, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Administrative Agent a certificate of a Responsible Officer of Domestic Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate of such Covered Person proposes to take with respect thereto.

            13.9.6. Domestic Borrower shall promptly deliver to Administrative Agent notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any Material Obligation.

            13.9.7. Domestic Borrower shall promptly deliver notice to Administrative Agent of the assertion by the holder of any capital stock or any other equity interest in a Covered Person or any Indebtedness of a Covered Person in the outstanding principal amount in excess of $5,000,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

            13.9.8.  Domestic   Borrower  shall   promptly   deliver  notice  to
            Administrative  Agent  of  any  change   in  the   name,   state  of
            incorporation, or form of organization of any Covered Person.

            13.9.9. Domestic Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting a Covered Person which has or is reasonably likely to have a Material Adverse Effect.

            13.9.10. Domestic Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any event that has or is reasonably likely to have a Material Adverse Effect.

            13.9.11. Domestic Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of an actual, alleged, or potential violation of any Material Law applicable to a Covered Person or the property of a Covered Person.

     13.10. Borrowing Officer. Borrower shall keep on file with Administrative Agent at all times an appropriate instrument naming each Borrowing Officer.

     13.11. Maintenance of Security Interests of Security Documents.

            13.11.1. Preservation and Perfection of Security Interests. Borrower shall promptly, upon the reasonable request of Administrative Agent and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Administrative Agent to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents.

            13.11.2. Compliance With Terms of Security Documents. Each Covered Person shall comply with all of the terms, conditions and covenants in the Security Documents to which such Covered Person is a party.

     13.12. Accounting System. Each Covered Person shall maintain a system of accounting from which financial statements can be prepared in accordance with GAAP. Without limiting the generality of the foregoing, each Covered Person shall maintain detailed and accurate records of all transfers of any proceeds of the Loans from Borrower to a Covered Person or any other Affiliate.

     13.13. Financial   Statements.   Domestic   Borrower   shall   deliver   to
     Administrative Agent (with copies for its delivery to each Lender):

            13.13.1. Annual Financial Statements. Within 120 days after the close of each fiscal year of Domestic Borrower, year-end
            consolidated  and  consolidating   (on  a  group
            basis) financial statements of Domestic Borrower and its Subsidiaries, containing a balance sheet, income statement, state-ment of cash flows and an audit report without qualification by an independent certified public accounting firm selected by Domestic Borrower and satisfactory to Administrative Agent, and accompanied by (i) a Compliance Certificate of the Chief Financial Officer of Domestic Borrower, (ii) a certificate of the independent certified public accounting firm that examined such financial statements to the effect that they have reviewed and are familiar with this Agree-ment and that, in examining such financial statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate, (iii) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, and
            (iv) if requested by Administrative Agent, any summary prepared by such independent certified public accounting firm of the adjustments proposed by the members of its audit team.

            13.13.2. Quarterly Financial Statements. Within 45 days after the end of each fiscal quarter of Domestic Borrower, unaudited consolidated and consolidating (on a group basis) financial statements of Domestic Borrower and its Subsidiaries for the quarters not covered by the latest year-end financial statements, in each case containing a balance sheet, income statement, and statement of cash flows and accompanied by a Compliance Certificate of the Chief Financial Officer of Domestic Borrower.

     Each Compliance Certificate shall be in the form of Exhibit 13.13, shall contain detailed calculations of the financial measurements referred to in
     Section 15 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the Representations and Warranties are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Existing Default. If any Compliance Certificate discloses that a representation or warranty is not true and correct, or that there is an Existing Default, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

     13.14. Other Financial Information. Domestic Borrower shall also deliver the following to Administrative Agent:

            13.14.1. Stockholder and SEC Reports. Promptly upon the request of Administrative Agent, copies of any (i) proxy statements, financial statements and reports which any Covered Person makes available to its stockholders, and (ii) reports, registration statements and prospectuses with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

            13.14.2. Pension Benefit Plan Reports. Promptly upon the request of Administrative Agent at any time or from time to time, a copy of each annual report or other filing or notice filed with respect to each Pension Benefit Plan of a Covered Person or an ERISA Affiliate of a Covered Person.

            13.14.3. Tax Returns. Promptly upon the request of Administrative Agent at any time or from time to time, a copy of each federal, state, or local tax return or report filed by Borrower or any other Covered Person.

     13.15. Other Information. Upon the request of Administrative Agent, Borrower shall promptly deliver to Administrative Agent such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower and every other Covered Person as Administrative Agent may, from time to time, reasonably request.

     13.16. Audits by Administrative Agent. Administrative Agent or Persons authorized by and acting on behalf of Administrative Agent or any Lender may at any time during normal business hours audit the books and records and inspect any of the property of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Each Covered Person shall cooperate with Administrative Agent and such Persons in the conduct of such audits and shall deliver to Administrative Agent any instrument necessary for Administrative Agent to obtain records from any service bureau maintaining records for such Covered Person.

     13.17. Access to Officers and Auditors. Each Covered Person shall permit any Lender and Persons authorized by Administrative Agent to discuss the business, operations, revenues, financial condition, property, or business prospects of such Covered Person with its officers, employees, accountants and independent auditors as often as Administrative Agent may reasonably request in its discretion, and such Covered Person shall direct such officers, employees, accountants and independent auditors to cooperate with Administrative Agent and make full disclosure to Administrative Agent of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations.

     13.18. Confidentiality. Administrative Agent and each Lender agrees that it will not disclose to third Persons any information that it obtains about any Covered Person or its operations or finances that are designated by Borrower in writing as confidential or that Borrower has advised Lenders in writing constitutes non-public information. Administrative Agent and Lenders may, however, disclose such information to any of their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives (including, in the case of Administrative Agent, its Subsidiaries and their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives), who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or the syndication of the Loans or to the extent required by Law or a Governmental Authority. Lenders shall advise such Persons that such information is to be treated as confidential. A Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that such Lender's counsel advises in writing that such disclosure is reasonably necessary. Lenders' non-disclosure obligation shall not apply to any information that

     (i) is disclosed to a Lender by a third Person not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by a Lender.

     13.19. Proformas for Permitted Acquisitions. Borrower shall, prior to making any Permitted Acquisition, prepare and furnish to Administrative Agent proforma financial statements for the Surviving Company, demonstrating to the satisfaction of Administrative Agent that the
     Surviving Company will be Solvent upon consummation of the Permitted Acquisition and upon the passage of time thereafter, and that none of the covenants in Section 15 will be violated as a consequence of such Permitted Acquisition or with the passage of a reasonable time thereafter. Such proforma financial statements shall contain balance sheets, income statements, statements of cash flows and such other reports and disclosures, and shall cover such forecast periods, as Administrative Agent may in its reasonable discretion require. Borrower shall also provide to Administrative Agent copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years most recently ended and for each of the completed fiscal quarters in the then current fiscal year.

     13.20. Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

14. Negative Covenants. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of Required Lenders:

     14.1. Investments. Make any Investments in any other Person except the following:

            14.1.1. Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by any Lender; (iii) certificates of deposit issued by and time deposits with any Qualified Financial Institution; (iv) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.; (v) agreements involving the sale to Borrower of United States government securities and their guarantied repurchase the next Business Day by a Qualified Financial Institution; (vi) United Kingdom government securities denominated in Pounds Sterling and with less than two years to run to maturity; (vii) Pounds Sterling denominated deposits held in England with a bank which is an authorized institution under the Banking Act 1987 and which has a short term senior debt rating of A1 or better by Standard & Poor's Corporation of P1 or better by Moody's Investors Service, Inc.; (viii) agreements involving the sale to the Borrower of United Kingdom government securities and their guaranteed repurchase the next Business Day by a bank which is an authorized institution under the Banking Act 1987 and which has a short term senior debt rating of A1 or better by Standard & Poor's Corporation or P1 or better by Moody's Investors Service, Inc.; (ix) Federal Republic of Germany government securities denominated in Deutsche Marks and with less than two years to run to maturity; (x) Deutsche Marks denominated deposits held in Germany with a bank which is an authorised institution under the Kreditwesengesetz and which has a short term senior debt rating of A1 or better by Standard & Poor's Corporation or P1 or better by Moody's Investors Service, Inc.; or (xi) agreements involving the sale to the borrower of Federal Republic of Germany government securities and their guaranteed repurchase the next business day by a bank which is an authorised institution under the Kreditwesengesetz and which has a short term senior debt rating of A1 or better by Standard & Poor's Corporation of P1 or better by Moody's Investors Services, Inc.

            14.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

            14.1.3.  Any Investments that are Permitted Acquisitions.

            14.1.4.  Investments existing on the Effective Date and disclosed in section 11.14 of the Disclosure Schedule.

            14.1.5. Notes taken by Borrower from purchasers in connection with any Management Incentive Stock Issue.

            14.1.6. Indebtedness of any Covered Person or any of its wholly owned subsidiaries to any other Covered Person.

            14.1.7. Any other Investment in any Person if, after giving effect thereto, the aggregate Investments in all such Persons that are not Significant Subsidiaries is less than $30,000,000.

     14.2.  Indebtedness.   Create,   incur,  assume,  or  allow  to  exist  any
     Indebtedness of any kind or description, except the following:

            14.2.1. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days.

            14.2.2.  The Loan Obligations.

            14.2.3.  Indebtedness secured by Permitted Security Interests.

            14.2.4. Any other Indebtedness of a Covered Person to the extent such other Indebtedness of all Covered Persons does not exceed a Dollar Equivalent Amount (as of the date incurred) of $5,000,000 to any one Person or $10,000,000 in the aggregate.

            14.2.5.  Indebtedness secured by outstanding Letters of Credit.

     14.3. Indirect Obligations. Create, incur, assume or allow to exist any Indirect Obligations except (i) Indirect Obligations existing on the Effective Date and disclosed on section 11.16 of the Disclosure Schedule and (ii) a guaranty by any Covered Person of an Obligation of another Covered Person or of a wholly owned subsidiary of such Covered Person to the extent the Obligations guarantied are not prohibited hereby, and (iii) the Guaranties.

     14.4. Security Interests. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

            14.4.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

            14.4.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

            14.4.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

            14.4.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Covered Person's books.

            14.4.5. Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Covered Persons after the Effective Date in an amount not to exceed $3,000,000 in the aggregate for all Covered Persons during any fiscal year of Borrower and $10,000,000 for all Covered Persons in the overall aggregate.

            14.4.6. Security Interests of customers of Covered Persons in items of Inventory for the manufacture of which such customers have paid deposits to such Covered Persons, to the extent such Security Interests secure the repayment of such deposits.

            14.4.7. Security Interests securing the Loan Obligations in favor of Administrative Agent for the benefit of Lenders.

            14.4.8. Security Interests existing on the Effective Date that are disclosed in section 11.21 of the Disclosure Schedule and are satisfactory to Lenders.

            14.4.9. Security Interests that secure Obligations of Covered Persons which, when added to Security Interests permitted in Section 14.4.5, do not exceed $20,000,000 for all Covered Persons.

     14.5. Acquisitions. Acquire stock or any other equity interest in a Person sufficient for such Person to become a Subsidiary or Affiliate of a Covered Person, or acquire all or substantially all of the assets of a Person, except (i) Investments permitted under Section 14.1.7, (ii) asset acquisitions in the ordinary course of business that are not otherwise prohibited herein and, (iii) if there is no Existing Default and no Default or Event of Default will occur as a result thereof, any such acquisition of equity interests or assets with respect to which all of the following requirements have been met (a "Permitted Acquisition"):

            14.5.1. Aggregate Dollar Limitation. Such acquisition may not cause the aggregate consideration paid by all Covered Persons for acquisitions (other than the acquisition by German Borrower, Assembly Technology & Test, Inc. and Assembly Technology & Test, Limited of the assets of the Lucas Assembly and Test Business and certain assets related thereto of Lucas Industries plc and Lucas Automation & Control Engineering, Inc. and their Affiliates) during such fiscal year to exceed $75,000,000.

            14.5.2. Individual Acquisition Dollar Limitation. Such Covered Person must obtain the prior written consent of Required Lenders in the event that the total consideration paid by such Covered Person in any particular acquisition (other than the acquisition by German Borrower, Assembly Technology & Test, Inc. and Assembly Technology & Test, Limited of the assets of the Lucas Assembly and Test Business and certain assets related thereto of Lucas Industries plc and Lucas Automation & Control Engineering, Inc. and their Affiliates) will exceed $35,000,000.

            14.5.3. Surviving Company Becomes a Guarantor. The Surviving Company, if it is not a Borrower or Guarantor under this Agreement as of the time of the consummation of the acquisition but will be a Significant Subsidiary immediately after such consummation, shall become, contemporaneously with the consummation of the acquisition either (i) a Guarantor by execution of a separate guaranty or a joinder satisfactory to Administrative Agent to the appropriate Guaranty or (ii) if Required Lenders consent, a "Borrower" hereunder by execution of an amendment hereto and execution and delivery of appropriate notes and other documents and instruments, each of which is satisfactory to Required Lenders.

            14.5.4. Satisfactory Due Diligence Completed. If prior consent of Required Lenders is required under Section 14.5.2, Borrower and Lenders shall have conducted appropriate, independent due diligence investigations, including, without limitation, investigations of fraudulent conveyance risks, contingent liabilities and contractual obligations and the results thereof shall have been provided to Lenders and shall be satisfactory to Lenders; and all financial, accounting and tax aspects of the acquisition shall be satisfactory to Lenders.

            14.5.5. Proforma Financial Statements. Domestic Borrower shall have delivered to Administrative Agent the proforma financial statements for Domestic Borrower and its Subsidiaries (including the Surviving Company) together with a certificate of the Chief Financial Officer of Domestic Borrower that the projections therein of their quarterly financial condition, results of operations, and cash flows represent Domestic Borrower's best estimate of their future financial performance for the periods set forth therein, that such projections have been prepared on the basis of the assumptions described in the proforma financial statements, and that such Chief Financial Officer believes such assumptions are fair and reasonable in light of current and reasonably foreseeable business conditions.

     14.6. Disposal of Property. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets, including any shares of stock of any Subsidiaries of Domestic Borrower or any Foreign Borrower that are not pledged to Administrative Agent for the benefit of Lenders, except for sales in the ordinary course of business and sales and other dispositions of other assets (excluding stock of any Subsidiaries) whose book value does not exceed $5,000,000 in the aggregate.

     14.7. Transactions With Affiliates. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate. If there is no Existing Default, however, each Covered Person may engage in the such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

     14.8. Conflicting Agreements. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

     14.9.  Fiscal Year. Change its fiscal year.

     14.10. Transactions Having a Material Adverse Effect. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect.

15.  Financial Covenants.

     15.1. Special Definitions. As used in this Section 15 and elsewhere herein, the following capitalized terms have the following meanings:

     "Adjusted  EBITDA"  means,  for any  period of  calculation,  EBITDA  minus
     Capital  Expenditures   (exclusive  of  expenditures  for  Investments  and
     expenditures permitted under Section 14.5) both as accrued in such period.

     "EBITDA" means, for any period of calculation, an amount equal to the sum of (i) Net Income, (ii) federal, state and local income tax expense, (iii) Interest Expense (including the interest component of payments on Capital Leases) in such period, (iv) depreciation and amortization expense and other non-cash charges that reduced net income during such period, (v) losses on the sale or other disposition of assets other than in the ordinary course of business if included in the calculation of net income, and (vi) extraordinary losses if included in the calculation of net income, minus
     (a) gains on the sale or other disposition of assets other than in the ordinary course of business if included in net income, and (b) extraordinary gains if included in net income, all as accrued in such period.

     "Fixed Charges" means, for any period of calculation, the sum of (i) Interest Expense accrued in such period, (ii) federal, state and local income tax expense in such period, and (iii) dividends payable in such period.

     "Funded Debt" means, at any date, the sum of (i) the principal amount of all Indebtedness for borrowed money of Domestic Borrower and its Subsidiaries on a consolidated basis, and (ii) the unamortized capitalized amount of all Capital Leases of Borrowers and their Subsidiaries on a consolidated basis, all as of such date.

     "Interest Expense" means, for any period of calculation, all interest whether paid in cash or accrued as a liability, but without duplication, on Indebtedness of Domestic Borrower and its consolidated Subsidiaries and all interest, whether paid in cash or accrued as a liability, but without duplication, by Domestic Borrower with respect to the Convertible Preferred Securities during such period.

     "Net Income" means, for any period of calculation, "net income" as determined in accordance with GAAP.

     "Net Worth" means, at any date: (a) the book value (net of depreciation, obsolescence, amortization, valuation and other proper reserves determined in accordance with GAAP) at which assets would be shown on a consolidated balance sheet at such date prepared in accordance with GAAP; less (b) the amount at which all liabilities (not to include the obligations of Domestic Borrower with respect to the issuance by DT Capital Trust (a wholly-owned Subsidiary of Domestic Borrower) of term income deferrable equity securities on or about June 12, 1997), would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

     For the purposes of Section 15, "Indebtedness" shall not include the Obligations of Domestic Borrower arising in connection with the Convertible Preferred Securities.

     15.2. Minimum Net Worth. Domestic Borrower's Net Worth as of the end of each fiscal quarter of Domestic Borrower shall at no time be less than 90% of Domestic Borrower's Net Worth as of the Effective Date plus (i) 50% of Domestic Borrower's cumulative Net Income (but not any net loss) for the period commencing with the Effective Date and extending through and including the end of the applicable fiscal quarter and (ii) 75% of the amount of the cumulative net proceeds received by Domestic Borrower for the period commencing with the Effective Date and extending through and including the end of the applicable fiscal quarter from the issuance of equity securities of any Covered Person (other than in connection with any employee benefit plan or employee compensation arrangement).

     15.3.  Maximum   Funded  Debt  to  EBITDA  Ratio.  The  ratio  of  Domestic
     Borrower's Funded Debt as of the end of any fiscal quarter of Domestic Borrower to Domestic Borrower's EBITDA for the four consecutive fiscal quarters then ended shall not exceed the applicable ratio in the following table:

            -----------------------------------       -----------------------
            During the period                         The applicable ratio is
            -----------------------------------       -----------------------
            Effective Date to July 1, 2000            3.0 to 1.0
            -----------------------------------       -----------------------
            From July 1, 2000 to July 1, 2001         2.75 to 1.0
            -----------------------------------       -----------------------
            After June 30, 2001                       2.5 to 1.0
            -----------------------------------       -----------------------

     15.4. Minimum Fixed Charge Coverage. The ratio of Domestic Borrower's Adjusted EBITDA to Domestic Borrower's Fixed Charges, calculated at the end of each fiscal quarter of Domestic Borrower for the four consecutive fiscal quarters then ended, shall not be less than the applicable ratio in the following table:

            -----------------------------------       -----------------------
            During the period                         The applicable ratio is
            -----------------------------------       -----------------------
            From Effective Date to July 1, 2000       1.50 to 1.0
            -----------------------------------       -----------------------
            From July 1, 2000 to July 1, 2001         1.75 to 1.0
            -----------------------------------       -----------------------
            After June 30, 2001                       2.00 to 1.0
            -----------------------------------       -----------------------

     15.5. Minimum EBITDA to Interest Expense Ratio. The ratio of Domestic Borrower's EBITDA to Domestic Borrower's Interest Expense, calculated at the end of each fiscal quarter of Domestic Borrower for the four consecutive fiscal quarters then ended, shall not be less than the applicable ratio in the following table:

            -----------------------------------       -----------------------
            During the period                         The applicable ratio is
            -----------------------------------       -----------------------
            From Effective Date to July 1, 2000       4.0 to 1.0
            -----------------------------------       -----------------------
            From June 30, 2000 to July 1, 2001        5.0 to 1.0
            -----------------------------------       -----------------------
            After June 30, 2001                       6.0 to 1.0
            -----------------------------------       -----------------------

16.  Default.

     16.1. Events of Default. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement:

            16.1.1. Failure to Pay Principal or Interest. Failure of Borrower to pay any principal of the Loans or interest accrued thereon when due.


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

            16.1.2. Failure to Pay Other Amounts Owed to Lenders. Failure of Borrower to pay any of the Loan Obligations (other than principal of the Loans or interest accrued thereon) within 5 days after notice from Administrative Agent that the same is due.

            16.1.3. Failure to Pay Amounts Owed to Other Persons. Failure of any Covered Person to make any payment due on Indebtedness of such Covered Person to Persons (other than Lenders under the Loan Documents) which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness and which causes the aggregate amount of all such failures of all Covered Persons to exceed $5,000,000; provided, however, that no Event of Default will occur if such default or breach is being diligently contested in good faith by appropriate proceedings and Borrower has established adequate reserves with respect thereto in conformity with GAAP.

            16.1.4. Representations or Warranties. Any of the Representations and Warranties is discovered to have been false in any material respect when made.

            16.1.5. Certain Covenants. Failure of any Covered Person to comply with the covenants in Sections 13.1, 13.8, 13.9, 13.13, 13.16,
            13.17, 13.19, 14 or 15.

            16.1.6. Other Covenants. Failure of any Covered Person to comply with of any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections 16.1.1 through 16.1.5) which is not remedied or waived in writing by Administrative Agent within 30 days notice thereof from the Administrative Agent to such Covered Person.

            16.1.7. Acceleration of Other Indebtedness. Any Obligation (other than a Loan Obligation) of a Covered Person for the repayment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by an originally scheduled prepayment) prior to the original maturity thereof as a consequence of a default with respect thereto by any Covered Person and such declaration or requirement causes the aggregate amount of the Obligations of all Covered Persons which have been so accelerated to exceed $5,000,000; provided however, that no Event of Default will occur if such default or breach is being diligently contested in good faith by appropriate proceedings and Domestic Borrower has established adequate reserves with respect thereto in conformity with GAAP.

            16.1.8. Bankruptcy; Insolvency; Etc. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property; (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 90 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 90 days; or (vi) takes any action to authorize any of the foregoing.

            16.1.9. Judgments; Attachment; Settlement; Etc. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims, which causes the aggregate amount of such judgments, orders, attachments and levies against all Covered Persons (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Effective Date) to exceed $5,000,000, becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal; or any Covered Person enters into an agreement to settle any claim or controversy which causes the aggregate amount of the monetary Obligations of all Covered Persons under such agreements (at current value based on a capitalization rate of 9%) to exceed $5,000,000.

            16.1.10. Pension Benefit Plan Termination, Etc. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for 30 days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a DEFINED BENEFIT PENSION PLAN as defined in Section 3(35) of ERISA while such defined benefit pension plan has an ACCUMULATED FUNDING DEFICIENCY, unless Administrative Agent has been notified of such intent to voluntarily terminate such plan and Required Lenders have given their consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Required Lenders determine that the substantial business hardship upon which the application for such waiver is based would cause the aggregate liability to which all Covered Persons or ERISA Affiliates of all Covered Persons could be subject to exceed $5,000,000.

            16.1.11. Liquidation or Dissolution. A Covered Person files a certificate of dissolution under applicable state Law or is dissolved administratively and such dissolution is not rescinded within 90 days, liquidated, or voluntarily dissolved, or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business which is not stayed or dismissed within 60 days of such commencement, or takes any corporate action in furtherance thereof, except in connection with the consolidation of such a Covered Person and its assets with another Covered Person and its assets.

            16.1.12. Seizure of Assets. Property of any Covered Person is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property of any Covered Person is assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, and the same has or could reasonably be expected to have a Material Adverse Effect (determined only with regard to a Foreign Borrower and its
            Subsidiaries or only with regard to Domestic Borrower and its Subsidiaries domiciled in the United States), unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect.

            16.1.13. Racketeering Proceeding. There is filed against any Covered Person any criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and could result in the confiscation or forfeiture of any material part of the assets of a Covered Person.

            16.1.14. Loan Documents; Security Interests. For any reason other than the failure of Administrative Agent to take any action available to it to maintain perfection of the Security Interests created in favor of Administrative Agent for the benefit of Lenders pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Security Interest with respect to any portion of the collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Security Interests (other than the Permitted Security Interests) or is terminated, revoked or declared void or invalid.

            16.1.15. Rate Hedging Agreements. Borrower or any other Covered Person breaches any of the terms or conditions of any agreement under which any Rate Hedging Obligation is created and such breach continues beyond any applicable grace period, or any action is taken by Borrower or any other Covered Person to discontinue (except with the consent of the Administrative Agent and any Lender which is a counterparty) or assert the invalidity or unenforceability of any such agreement or Rate Hedging Obligation.

            16.1.16. Guaranty; Guarantor. Any Guaranty ceases to be in full force and effect or any action is taken by any Guarantor, Borrower or any of its Affiliates to discontinue or assert the invalidity or unenforceability of any Guaranty or any Guarantor fails to comply with any of the terms or provisions of any Guaranty, or any representation or warranty of Guarantor therein is discovered to have been false when made, or any Guarantor denies that it has any further liability under any Guaranty or gives notice to Lender to such effect, or any Guarantor fails to perform any covenant of such Guarantor in any Guaranty.

     16.2   Rights and Remedies.

            16.2.1. Termination  of  Commitments.   Upon  an  Event  of  Default
            described in Section 16.1.8, the Commitments shall be deemed canceled. Upon any other Event of

            Default, and at any time thereafter, Lenders whose shares of Lenders' Exposure aggregate at least 2/3 of the entire Lenders' Exposure may cancel the Commitments. Such cancellation may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

            16.2.2. Acceleration. Upon an Event of Default described in Section 16.1.8, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Lenders whose shares of Lenders' Exposure aggregate at least 2/3 of the entire Lenders' Exposure may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

            16.2.3. Right of Set-off. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, each Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender (or its Affiliate) to or for the credit or the account of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes or any Guaranty and although such Loan Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may otherwise have.

            16.2.4. Secured   Party  Rights.  Upon  an  Event  of  Default   and
            acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter:

                    16.2.4.1. Administrative Agent may exercise any or all of its rights under the Security Documents as a secured party under the UCC and any other applicable Law; and

                    16.2.4.2. Administrative Agent may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, which sale Administrative Agent may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Administrative Agent deems advisable, for cash or credit. A Lender may become the purchaser at any such sale if permissible under applicable Law, and such Lender may, in lieu of actual payment of the purchase price, set-off the amount thereof against Borrower's obligations owing to Lender, and Borrower agrees that such Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

            16.2.5. Miscellaneous. Upon the occurrence of an Event of Default and at any time thereafter, Lenders may exercise any other rights and remedies available to Lenders under the Loan Documents or otherwise available to Lenders at law or in equity.

     16.3. Application of Funds. Any funds received by Lenders or Administrative Agent for the benefit of Lenders with respect to any Loan Obligation after its Maturity, including proceeds of Collateral, shall be applied as follows: (i) first, to reimburse Administrative Agent for all unreimbursed costs and expenses paid or incurred by Administrative Agent that are payable or reimbursable by Borrower hereunder; (ii) second, to reimburse Lenders prorata for any amounts due to Lenders under Section 18.6; (iii) third, to reimburse to Lenders prorata all unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses incurred by Administrative Agent as a Lender that are not reimbursable as provided in the preceding clauses) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon); (v) fifth, to the payment of the Loans of each of the Lenders and interest accrued thereon (which payments shall be prorata to each of the Lenders in accordance with the amount of the Loans outstanding) and to the payment (pari passu with the foregoing) of any Rate Hedging Obligations; and (vi) sixth, to Letter of Credit Issuer as cash collateral to the extent of the Letter of Credit Exposure. Any remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto.

     16.4. Limitation of Liability; Waiver. Administrative Agent and Lenders shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Administrative Agent of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption Laws. If Administrative Agent seeks to take possession of any of the Collateral by replevin or other court process, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession,
     (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable Law, all rights to notice and hearing prior to the exercise by Administrative Agent of Administrative Agent's right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Administrative Agent shall have no obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person.

     16.5. Notice. Any notice of intended action required to be given by Administrative Agent (including notice of a public or private sale of Collateral), if given as provided in Section 19.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

17.  Administrative Agent and Lenders.

     17.1. Appointment, Powers, and Immunities. NationsBank is hereby appointed Administrative Agent hereunder and under each of the other Loan Documents. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
     19.5 and the first sentence of Section 19.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Covered Person or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Covered Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Covered Person or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

     17.2. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Covered Person), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 18.4.1.3 hereof. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     17.3. Employment of Administrative Agents and Counsel. Administrative Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be liable to any Lender (except with respect to money or securities received by it or such agents or attorneys-in-fact) for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall not be liable to any Lender for acting or failing to act based as advised by such counsel, except where doing so violates an express obligation of Administrative Agent under the Loan Documents.

     17.4. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall (subject to Section 19.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     17.5. Rights as Lender. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. NationsBank (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Covered Person or any of such Covered Person's Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and NationsBank (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Covered Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     17.6. Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent (to the extent not reimbursed under Section 18.5 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 18.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive the termination of the Commitments and the payment in full of the Loans, whether or not indefeasible, and all other amounts payable under this Agreement.


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

     17.7. Notification of Lenders. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which has or is reasonably likely to have a Material Adverse Effect, to promptly notify Administrative Agent thereof. Administrative Agent shall promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which Administrative Agent gives to or receives from Borrower and which itself (a) constitutes, or which contains information about, something that has or is reasonably likely to have a Material Adverse Effect, or (b) is otherwise delivered to Administrative Agent by Borrower pursuant to the Loan Documents and is deemed material information by Administrative Agent in its sole discretion. Administrative Agent and its directors, officers, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

     17.8. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Covered Persons and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Covered Person or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its affiliates.

     17.9. Resignation. The Administrative Agent may resign at any time by giving notice thereof to Lenders and Domestic Borrower, but such resignation will not be effective until a successor has been appointed and has accepted such appointment. Upon any such resignation, the Required
     Lenders shall have the right to appoint, with the consent of Borrower (which will not be unreasonably withheld or delayed), a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 60 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of Section 17.6 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     17.10. Collections and Distributions to Lenders by Administrative Agent. Except as otherwise provided in this Agreement, all payments of interest, fees, principal and other amounts


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     received  by  Administrative  Agent for the  account  of  Lenders  shall be distributed by Administrative Agent to Lenders in accordance with their prorata shares of the outstanding Loan Obligations at the time of such distribution (or entirely to Administrative Agent in the case of payments of interest, fees or principal with respect to the Swingline Loan or to Administrative Agent for the account of Letter of Credit Issuer in the case of reimbursable fees and interest with respect to Swingline Letters of Credit) on the same Business Day when received, unless received after 12:00
     n. (Central Time) in which case they shall be so distributed by 12:00 n. (Central Time) on the next Business Day. All amounts received by any Lender on account of the Loan Obligations, including amounts received by way of
     setoff,   shall  be  paid  over  promptly  to   Administrative   Agent  for
     distribution   to  Lenders  as  provided   above  in  this  Section.   Such
     distributions shall be made according to instructions that each Lender may give to Administrative Agent from time to time.

18.  General.

     18.1. Lenders' Right to Cure. Lenders may from time to time, in their absolute discretion, for Borrower's account and at Borrower's expense, pay (or, with the consent of Required Lenders, make a Revolving Loan Advance to pay) any amount or do any act required of Borrower or any other Covered Person hereunder or requested by Administrative Agent or Required Lenders to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Administrative Agent's Security Interests therein for the benefit of Lenders, and which Borrower or such Covered Person fails to pay or do within a reasonable period (not exceeding 90 days) after written notice by any Lender or Administrative Agent. All payments that Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Lenders pay or incur in connection with any action taken by them hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Lenders pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lenders' other rights and remedies with respect thereto.

     18.2. Rights Not Exclusive. Every right granted to Administrative Agent and Lenders hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

     18.3. Survival of Agreements. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Administrative Agent and Lenders, including Borrower's obligations under Sections 18.5 and 18.6, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, whether or not indefeasible, the return of the Notes to Borrower, the termination of the Commitments and the expiration of all Letters of Credit.

     18.4.  Assignments and Participations.

            18.4.1. Permitted Assignments. At any time after the Effective Date, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and


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

            obligations under this Agreement (including all or a portion of the Notes payable to it, its Commitments and its Loans), provided that the terms of assignment satisfy the following requirements:

                    18.4.1.1.  Administrative  Agent  shall  have  accepted  the assignment and (if no unwaived Event of Default has occurred) Borrower shall have consented to the assignment, which acceptance and consent shall not be unreasonably withheld.

                    18.4.1.2. Each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

                    18.4.1.3. For each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance in the form attached hereto as
                    Exhibit 18.4.1 together with any Note subject to such assignment and pay Administrative Agent a processing fee of $3,500.

                    18.4.1.4. The minimum Commitment which shall be assigned (which shall include the applicable portion of the assigning Lender's Revolving Loan Commitment and Letter of Credit Commitment (and in the case of Administrative Agent, the Swingline Commitment)) is $10,000,000 (or $5,000,000 in the case of an assignment from one existing Lender to another) or such lesser amount which constitutes such Lender's entire Commitment; provided, however, that no such minimum shall apply between a Lender and its Affiliates.

                    18.4.1.5. The assignee shall have an office located in the United States and is otherwise an Eligible Assignee.

            Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to the exemption from deduction or withholding of Taxes in accordance with Section 4.14.4. The assignee shall also deliver to the Borrower and the Administrative Agent the certifications required pursuant to Section 4.14.9 or 4.14.10, as applicable.

            18.4.2. Register; Consequences and Effect of Assignments. From and after the effective date specified in any Assignment and Acceptance, the assignee shall be deemed and treated as a party to this Agreement and, to the extent that rights and obligations hereunder and under the Notes held by the assignor have been assigned or


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

            negotiated to the assignee pursuant to such Assignment and Acceptance, to have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in this Agreement and of a holder of such Notes, and the assignor shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement.

            18.4.3. Agreement of Assignee and Assignor. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto substantially as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Covered Person or the performance or observance by any Covered Person of any of its Loan Obligations; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other Loan ocuments and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
            (iv) such assignee will, independently and without reliance upon Administrative Agent, such assignor, or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of a Note.

            18.4.4. Register of Assignments. The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 18.4.1 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.


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

            18.4.5. Notice to Borrower of Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, if Administrative Agent proposes to accept the assignment contemplated thereby, Administrative Agent shall give prompt notice thereof to
            Borrower requesting the consent of Borrower to such assignment, which shall not be unreasonably withheld or delayed, it being understood that Borrower may withhold consent if such assignment would subject Borrower to the payment of additional amounts pursuant to Section 4.12 or 4.14. Upon such consent, Borrower shall execute and deliver replacement Notes to the assignor and assignee as requested by Administrative Agent and necessary to give effect to the assignment. If Borrower fails or refuses to execute and deliver such replacement Notes after having given such consent, Administrative Agent may, as agent and attorney-in-fact for Borrower, execute and deliver such replacement Notes on behalf of Borrower. Borrower hereby appoints Administrative Agent as its agent and attorney-in-fact for such purpose and acknowledges that such power is coupled with an interest and therefore irrevocable. Administrative Agent shall not have any liability to Borrower or anyone else, including any Lender, as a consequence of exercising such power in any instance.

            18.4.6. Assignment to Federal Reserve Bank. Notwithstanding any other provision in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            18.4.7. Information. Any Lender or Administrative Agent may furnish any information concerning the Borrower, any other Covered Person or any of their Subsidiaries in the possession of such Lender or Administrative Agent, as the case may be, from time to time to assignees and participants (including prospective assignees and participants) provided that any such assignee or participant shall first have agreed to be bound by confidentiality and nondisclosure covenants in form and substance substantially similar to those in
            Section 13.18.

            18.4.8. Sale of Participations. Each Lender may sell participations to one or more Persons (other than the Borrower or an Affiliate of the Borrower) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 4.9 and the right of set-off contained in
            Section 16.2.3, (iv) the amount of the participation shall be in a minimum amount of $1,000,000 or such lesser amount which constitutes such Lender's entire Commitment, provided, however, that no such minimum amount shall apply to participations between any of Lenders or between any Lender and any of its Affiliates; and (v) the Borrower, the other Lenders and the Administrative
            Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the


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

            sole right to enforce the obligations of the Borrower relating to its Loans, Advances and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (it being understood that this shall not affect any rights of such Lender or its participant as between each other with respect to amendments, modifications, or waivers that (i) decrease the amount of principal of the Loans, (ii) reduce the rate at which interest is payable on the Loans, or (iii) extend the final maturity of the Notes or the expiration date of any Letter of Credit, or (iv) increase its Commitment if such increase is to be shared by any such participant). Notwithstanding the foregoing: (x) the sale of any such participations which require Borrower to file a registration statement with the SEC or under the securities Laws of any state shall not be permitted, and (y) the sale by any Lender of participations aggregating 50% or more of its Commitments and with respect to which the right of such Lender solely to approve any amendment, modification, or waiver of any provision of this Agreement requires the consent of or approval of such participants shall require the consent of Domestic Borrower, which shall not be unreasonably withheld or delayed.

     18.5. Payment of Expenses. Borrower agrees to pay or reimburse to Administrative Agent all of Administrative Agent's reasonable out-of-pocket costs incurred in connection with: Administrative Agent's due diligence review  before  execution  of  the  Loan  Documents;  the  negotiation  and preparation of proposals, a commitment letter and the Loan Documents; the syndication of the Loans; the administration of this Agreement, the Loan Documents, the Loans, and the Letters of Credit; the perfection of Administrative Agent's Security Interests in the Collateral; the interpretation of any of the Loan Documents; the enforcement of Administrative Agent's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Borrower agrees to pay or reimburse to each Lender all of such Lender's reasonable out-of-pocket costs incurred in connection with the enforcement of such Lender's rights and remedies under the Loan Documents after a Default or Event of Default. Administrative Agent's reasonable and customary out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by Administrative Agent: the cost of searches for Security
     Interests and judgments existing against Covered Persons; recording and filing fees; recording taxes; appraisal fees; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to: filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving a Lender and any Covered Person, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse Administrative Agent or such Lender are Loan Obligations payable to Administrative Agent or such Lender and are payable on demand by Administrative Agent or such Lender.

     18.6.  General Indemnity.


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

            18.6.1. Borrower (each an "Indemnifying Party") agree to indemnify, defend and hold harmless the Administrative Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses, including reasonable attorneys' fees, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) (i) the Loan Documents, (ii) any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (including any Permitted Acquisition), (iii) the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the assets, properties, or operations of any Covered Person or any predecessor in interest, directly or indirectly (collectively, "Indemnified Liabilities"); provided, however, that no Borrower shall have any obligation hereunder with respect to Indemnified Liabilities arising from (i) the willful misconduct or gross negligence of, or the willful breach of a material provision of the Loan Documents by, the party seeking indemnification, (ii) legal proceedings commenced against the Administrative Agent or any Lender by any security holder or creditor thereof arising solely out of and based solely upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any Tax imposed upon the Administrative Agent or any Lender as a consequence of its failure to comply with Sections 4.14.4, 4.14.9, or 4.14.10, or (v) Taxes imposed and costs and expenses incurred as a result of a transfer or assignment of any Note or some or all of its rights hereunder or a participation therein. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated.

            18.6.2. An Indemnified Party shall give written notice to the Indemnifying Party promptly after the Indemnified Party receives actual notice of any claim, action, suit, loss, cost, liability, damage or expense incurred or instituted for which the indemnifica-tion is sought. If requested by the Indemnifying Party in writing, the Indemnified Party shall contest at the sole expense of the Borrowers the validity, applicability and/or amount of such suit, action, or cause of action to the extent such contest may be con-ducted in good faith on legally supportable grounds; provided, however, that if there is an Existing Default or if the Indemnifying Party fails to deposit promptly with Administrative Agent, upon the Indemnified Party's request therefor, funds in an amount sufficient to pay the reasonably anticipated cost of such contest, then the Indemnified Party shall not be required to do so; and if an Event of Default occurs after such contest is undertaken, the Indemnified Party may discontinue or settle the contest in such reasonable manner as it deems appropriate and may apply any unexpended funds so deposited to the payment of any such settlement and remit the remainder (if any) to Administrative Agent for application to the Loan Obligations as provided herein.


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

            18.6.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity under this Section 18.6, the Indemnified Party shall give written notice thereof to the Indemnifying Party as soon as practicable (and in any event within 20 days after the service of any citation or summons). Not-
            withstanding the foregoing, the failure so to notify the Indemnifying Party as provided in this Section will not relieve the Indemnifying Party of its indemnification obligation under this
            Section 18.6. If the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party is obligated under the terms of its indemnity under this Section 18.6 in connection with such lawsuit or action and if the Indemnified Party so agrees and there is no Existing Default, the Indemnifying Party may take control of the defense and investigation of such lawsuit or action and engage counsel of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party's sole cost, risk and expense, provided that the engagement of such counsel by the Indemnifying Party would not present a conflict of interest which would prevent such counsel from effectively defending such action on behalf of the Indemnified Party. If at any time thereafter, (i) the defendants in, or targets of, any such lawsuit or action include both the Indemnified Party and Indemnifying Party, and the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying party, or (ii) the Indemnifying Party fails to assume the defense of the lawsuit or action or to employ counsel reasonably satisfactory to such Indemnified Party, in either case in a timely manner, or
            (iii) the Indemnifying Party and its counsel do not prosecute the defense with diligence and in good faith, or (iv) an Event of Default occurs, then the Indemnified Party may take control of such lawsuit or action and employ separate counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel. The party not controlling such lawsuit or action shall cooperate (with all out of pocket costs and expenses associated therewith to be paid by the Indemnifying Party) in all reasonable respects with the party controlling such lawsuit or action and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If no Event of Default has occurred, the Indemnified Party shall not settle such lawsuit or enforcement action without the prior written consent of the Indemnifying Party. In no event shall the Indemnifying Party settle such lawsuit or enforcement action without the written consent of the Indemnified Party.

            18.6.4. The obligations of Borrower under this Section 18.6 shall survive the termination of the Commitments, the expiration of the Letters of Credit, the indefeasible full payment and satisfaction of all of the Loan Obligations, and the release of the Collateral.

            18.6.5. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

            18.6.6. Borrower may not assert any claim against the Administra-tive Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and
            advisers,  on  any  theory  of  liability,   for special,
            indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

     18.7. Letters of Credit. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letters of Credit. Neither Letter of Credit Issuer, Administrative Agent, or any Lender nor any of their respective directors, officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letters of Credit or for any acts or omissions of beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Letter of Credit Issuer against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit, even though such documents may fail to bear any reference or adequate reference to any such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which Letter of Credit Issuer would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time), be absolved from liability. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     18.8. Currency Indemnity. If under any Law, whether as a result of a judgment against Borrower or any other Covered Person or any Guarantor or the liquidation of Borrower, any other Covered Person, or any Guarantor or for any other reason, any payment to (or for the benefit of) the Administrative Agent or any Lender under or in connection with the Loan Documents is made or is recovered in a currency other than that which it is required to be paid, then, to the extent that such payment (when converted at the rate of exchange on the date of payment) falls short of the amount unpaid under the Loan Documents, Borrower shall as a separate and independent obligation fully indemnify Administrative Agent and the Lenders against the amount of the shortfall; and for the purposes of this Section "rate of exchange" means the rate at which Administrative Agent or such Lender is able on the relevant date to purchase the currency in which the payment is required to be paid with the currency in which the payment is in fact made or recovered. This provision shall not be construed as a consent by Administrative Agent or any Lender to payment in any currency other than the currency in which payment is required to be made under the applicable provisions of this Agreement and the other Loan Documents. To the extent that such payment (when so converted) exceeds the amount of the applicable Loan Obligation, such excess shall be applied in accordance with Sections 16.3, 16.4 or 17.10, as appropriate.

     18.9. Changes in Accounting Principles. If any Covered Person, at the end of its fiscal year and with the concurrence of its independent certified public accountants, changes the method of valuing the Inventory of such Covered Person, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public

     Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of such Covered Person shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

     18.10. Records. The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that Administrative Agent normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that such records are not correct. Borrower agrees that Administrative Agent's and any Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Administrative Agent will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 6.6 and corrections of errors discovered by Administrative Agent or a Lender), unless Borrower notifies Administrative Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

     18.11. Other Security and Guaranties. Administrative Agent or any Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

19.  Miscellaneous.

     19.1. Notices. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or three Business Days after being deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, after being delivered to the telegraph company or in the case of an overnight courier service, on the Business Day following delivery to the overnight courier


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

     service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on Borrower by Administrative Agent or any Lender in any instance shall entitle Borrower to notice or demand in any other instance.

     19.2. Amendments and Modifications; Waivers and Consents. Unless otherwise provided herein, no amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower and Required Lenders. Unless otherwise provided herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of the Required Lenders. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. The foregoing notwithstanding, no such amendment, modification, waiver or consent shall, unless signed by authorized officers of Borrower and of all the Lenders:
     (i) change any Revolving Loan Commitment of any Lender, or change the Letter of Credit Commitment or subject any Lender or the Letter of Credit Issuer to a greater obligation than expressly provided for in this Agreement, (ii) reduce or forgive the repayment of principal of any Advance or the reimbursement of any draw on a Letter of Credit or change the rate, or mechanism for determining the rate, of interest on any Advance or any fees or other amounts payable by Borrower hereunder, (iii) change the regularly scheduled dates for payments of principal or interest of any Advance or other fees or amounts payable to any Lender under the Loan Documents (including, without limitation, the Revolving Loan Maturity
     Date), (iv) change the provisions of Section 17 to the detriment of any Lender, (v) change the definition of Required Lenders herein, (vi) change the provisions of this Section, (vii) release any of the Collateral or any Covered Person or any Guarantor from its obligations under the Loan Documents, or (viii) change any provisions of this Agreement requiring ratable distributions to Lenders. No notice to or demand on Borrower in any instance shall entitle Borrower to any other or further notice or demand in another similar or different instance. No failure by Administrative Agent or any Lender to exercise, and no delay by Administrative Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Administrative Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise.

     19.3. Rights Cumulative. Each of the rights and remedies of Administrative Agent and the Lenders under this Agreement shall be in addition to all of its other rights and remedies under applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

     19.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to and as provided in Section 18.4, all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and the Required Lenders. With respect to Borrower's successors and


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

     assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

     19.5. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     19.6. Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

     19.7. Governing Law; No Third Party Rights. This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     19.8. Counterpart Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

     19.9. No Other Agreements. There are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

     19.10. Negotiated Transaction; No Fiduciary Duty. Borrower, Administrative Agent and each Lender represent each to the others that in the negotiation and drafting of this Agreement and the other Loan Documents they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Administrative Agent affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement and each Lender affirms that its counsel has participated in the drafting and negotiation of this Agreement; therefore, this Agreement will be deemed
     drafted  by  all  of  Borrower,  Administrative  Agent  and  Lenders,   and


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

     the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Agreement. Borrower acknowledges that neither Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on the one hand, and Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and that no joint venture is created hereby or by the other Loan Documents or exists by virtue of the transactions contemplated hereby among the Lenders, among the Borrower and the Lenders, or between Borrower and Administrative Agent.

     19.11. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN THE CITY OR COUNTY OF ST. LOUIS AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) ADMINISTRATIVE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION ADMINISTRATIVE AGENT OR ANY LENDER DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

     19.12. SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT ADMINISTRATIVE AGENT'S OR ANY LENDER'S OPTION, BY SERVICE UPON UNITED STATES CORPORATION COMPANY, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF MISSOURI. ADMINISTRATIVE AGENT OR SUCH LENDER SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON THE SIGNATURE PAGES HEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.


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

     19.13. JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     19.14. Incorporation By Reference. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

     19.15. Statutory  Notice. The following notice is given pursuant to Section
     432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.


               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers on August 28, 1997.


DT Industries, Inc.                       NationsBank, N.A., as Administrative
by its                                    Agent and a Lender
                                          by its

/s/ Bruce P. Erdel                        /s/ David Wilsdorf
----------------------------------        ----------------------------------
Name:                                     Name:  David Wilsdorf
                                                 Vice President

Notice Address:                           Notice Address and "Applicable Lending
                                          Office":
Corporate Centre, Suite 2-300             800 Market Street
1949 E. Sunshine                          St. Louis, MO 63101
Springfield, MO 65804                     Attn:

FAX # 417-890-0525                        FAX # 314-466-7783
TEL # 417-890-0102                        TEL # 314-466-6695


DT Industries (UK) II Limited             Kalish Canada Inc.
by its                                    by its

/s/ Bruce P. Erdel                        /s/ Bruce P. Erdel
----------------------------------        ----------------------------------
Name:                                     Name:

Notice Address:                           Notice Address:
Corporate Centre, Suite 2-300             Corporate Centre, Suite 2-300
1949 E. Sunshine                          1949 E. Sunshine
Springfield, MO 65804                     Springfield, MO 65804

FAX # 417-890-0525                        FAX # 417-890-0525
TEL # 417-890-0102                        TEL # 417-890-0102

DT Canada Inc.                            ASSEMBLY TECHNOLOGIE &
by its                                    AUTOMATION GMBH
                                          by its

/s/ Bruce P. Erdel                        /s/ Bruce P. Erdel
----------------------------------        ----------------------------------
Name:                                     Name:

Notice Address:                           Notice Address:
Corporate Centre, Suite 2-300             Corporate Centre, Suite 2-300
1949 E. Sunshine                          1949 E. Sunshine
Springfield, MO 65804                     Springfield, MO 65804

FAX # 417-890-0525                        FAX # 417-890-0525
TEL # 417-890-0102                        TEL # 417-890-0102











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                                   EXHIBIT 2.1

                       GLOSSARY AND INDEX OF DEFINED TERMS


ACQUIRING COMPANY -- the Person obligated to pay or provide the consideration payable in connection with a Permitted Acquisition upon the consummation thereof.

ACQUISITION DOCUMENTS -- in the case of any Permitted Acquisition, the documents to which Borrower or any other Covered Person is a party and under which such Permitted Acquisition is contemplated.

ADJUSTED BASE RATE -- is defined in Section 4.3.

ADJUSTED EURODOLLAR RATE -- is defined in Section 4.3.

ADMINISTRATIVE AGENT -- NationsBank in its capacity as Administrative Agent under this Agreement, and its successors and assigns in such capacity.

ADVANCE -- a Revolving Loan Advance or a Swingline Advance.

ADVANCE DATE -- the date on which an Advance is requested by Borrower to be made, or is otherwise contemplated or intended to be made, as provided herein.

AFFILIATE -- with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

AGGREGATE CANADIAN TERM LOAN -- the from time to time outstanding principal balance of the term loans to the Canadian Borrowers that have been continued outstanding as provided in Section 3.6.

AGGREGATE   OFFSHORE  CURRENCY   REVOLVING  LOAN  COMMITMENT  --  the  aggregate
commitments of Lenders to fund Revolving Loan Advances in Offshore Currencies as provided in Section 3.1, as it may be reduced as stated in Section 3.3.

AGGREGATE REVOLVING LOAN -- the from time to time outstanding principal balance of all Revolving Loan Advances.

AGGREGATE REVOLVING LOAN COMMITMENT -- the aggregate commitments of Lenders to fund Revolving Loan Advances as provided in Section 3.1, as it may be reduced as stated in Section 3.3.

APPLICABLE LENDING OFFICE -- means, for each Lender and for each Loan, the "Applicable Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

APPLICABLE CURRENCY -- as to any Advance or any conversion or continuation of a Eurodollar Loan, Dollars or the Offshore Currency in which it is requested to be denominated by the applicable Borrower as provided herein; and as to any Letter of Credit, Dollars or the Offshore Currency in which its face amount is requested to be denominated by the applicable Borrower as provided herein.

BASE RATE ADVANCE -- an Advance that will become a Base Rate Loan.

BASE RATE INCREMENT -- is defined in Section 4.3.

BASE RATE LOAN -- any portion of a Loan on which interest accrues at the Adjusted Base Rate; provided, however, no Offshore Currency Loan shall bear interest at the Adjusted Base Rate.

BENEFICIAL OWNER -- as defined in Rule 13-D-3 of the Securities and Exchange Commission.

BORROWING OFFICER -- each officer of Borrower who is authorized to submit a request for an Advance or the issuance of a Letter of Credit on behalf of Borrower.

BUSINESS DAY -- a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of either the United States or the State of Missouri.

CANADIAN BORROWERS -- Kalish Canada Inc. and DT Canada Inc.

CANADIAN TERM LOAN -- each Lender's share of the Aggregate Canadian Term Loan.

CANADIAN TERM LOAN MATURITY DATE -- The date when the Canadian Term Loan and all unpaid interest accrued thereon is due as provided in Section 6.1.2.

CAPITAL EXPENDITURE -- an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases. An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and the original capitalized amount of a Capital Lease.

CAPITAL LEASE -- any lease that has been or should be capitalized under GAAP.

CENTRAL TIME -- local time in St. Louis, Missouri.

CHARTER DOCUMENTS -- the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization and operating agreement of a limited liability company; or the indenture of a trust.

CLAIMS ACT -- the Assignment of Claims Act of 1940.

COBRA -- the Consolidated Omnibus Budget Reconciliation Act.

CODE -- the Internal Revenue Code of 1986 and all regulations thereunder of the IRS, as amended from time to time.

COLLATERAL -- the stock and all other  property  which is pledged as required in
Section 8.

COMMITMENT -- the Revolving Loan Commitment of a Lender, the Swingline Commitment of Administrative Agent, or the Letter of Credit Commitment of Letter of Credit Issuer.

COMMONLY CONTROLLED ENTITY -- a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

CONTRACT -- any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

DEFAULT -- any of the events listed in Section 16.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

DEFAULT RATE -- the rate of interest payable on each Loan after its Maturity and in certain other circumstances as provided in Section 4.8.

DETERMINATION DATE EXCHANGE RATE -- (i) in the case of any Advance denominated in an Offshore Currency or a Letter of Credit whose face amount is denominated in an Offshore Currency, the Spot Rate of Exchange as of the date two Business Days preceding the date such Advance is to be made or such Letter of Credit is to be issued, (ii) in the case of any Eurodollar Loan that is continued for an additional Interest Period as provided herein or a Base Rate Loan that is converted to a Eurodollar Loan as provided herein, the Spot Rate of Exchange two Business Days preceding the effective date of such continuation or conversion,
(iii) in the case of a drawing under a Letter of Credit whose face amount is denominated in an Offshore Currency, the Spot Rate of Exchange as of the date of such drawing, and (iv) in any other case in which the value in Dollars of an Offshore Currency must be determined hereunder as of any date, the Spot Rate of Exchange two Business Days preceding such date, or if such Spot Rate of Exchange cannot be determined by Administrative Agent, the rate of exchange of such Offshore Currency into Dollars as reported in the most recent edition of the Wall Street Journal.

DEUTSCHE MARKS and the sign DM -- the official currency of Germany.

DISCLOSURE  SCHEDULE -- the disclosure  schedule of Borrower  attached hereto as
Exhibit 11.

DOL -- the United States Department of Labor.

DOLLAR LOAN -- Loans denominated and payable in Dollars.

DOLLARS and the sign $ -- lawful money of the United States.

DOLLAR EQUIVALENT AMOUNT -- (i) with respect to any amount denominated in Dollars, such amount, or (ii) with respect to any amount denominated in an Offshore Currency, the equivalent amount in Dollars based on the applicable Determination Date Exchange Rate as determined by Administrative Agent (or, in the case of a reimbursement obligation with respect to a draw on a Letter of Credit whose face amount is denominated in an Offshore Currency, as determined by Letter of Credit Issuer).

DOMESTIC BORROWER -- DT Industries, Inc.

DOMESTIC REVOLVING LOAN -- a Revolving Loan to Domestic Borrower.

EFFECTIVE  DATE -- the date when this  Agreement  is  effective  as  provided in
Section 1.

ELIGIBLE  ASSIGNEE -- means (i) a Lender;  (ii) an  affiliate  of a Lender;  and
(iii) any other Person approved by the Administrative Agent with the consent of the Borrower, not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an "Eligible Assignee."

EMPLOYMENT LAW -- ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace or discrimination or sexual harassment in the workplace.

ENVIRONMENTAL LAW -- the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

EPA -- the United States Environmental Protection Agency.

ERISA -- the Employee Retirement Income Security Act of 1974.

ERISA AFFILIATE -- as to any Person, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under section 414(b), (c),
(m) or (o) of the Code or applicable Treasury Regulations.

EURODOLLAR ADVANCE -- an Advance that will become a Eurodollar Loan.

EURODOLLAR INCREMENT -- is defined in Section 4.3.

EURODOLLAR LOAN -- any portion of a Loan on which interest accrues at the Adjusted Eurodollar Rate.

EURODOLLAR RATE -- is defined in Section 4.3.

EVENT OF DEFAULT -- any of the events listed in Section 16.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

EXISTING DEFAULT -- a Default which has occurred and is continuing, or an Event of Default which has occurred, and which has not been waived in writing by Administrative Agent.

FEDERAL FUNDS RATE -- for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

FINANCIAL STATEMENTS -- the most recent of the Initial Financial Statements and the financial statements required to be furnished to Administrative Agent under
Section 13.13 of this Agreement.

FOREIGN BORROWER -- either UK Borrower or German Borrower.

FOREIGN REVOLVING LOAN -- a Revolving Loan to a Foreign Borrower.

FRB -- the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

FUNDING OFFICE -- for Domestic Borrower, the office of NationsBank, N.A. in St. Louis, Missouri, or such other banking institution domiciled in the United States that is proposed by Domestic Borrower and acceptable to Administrative Agent; for UK Borrower, the office of such banking institution domiciled in the United Kingdom that is proposed by UK Borrower and acceptable to Administrative Agent; and for German Borrower, the office of such banking institution domiciled in Germany that is proposed by German Borrower and acceptable to Administrative Agent.

GAAP -- those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

GERMAN BORROWER -- Assembly Technologie & Automation GmbH.

GERMAN REVOLVING LOAN -- a Foreign Revolving Loan to German Borrower.

GOVERNMENTAL AUTHORITY -- the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

GROUP -- as used in Regulation 13-D issued by the Securities and Exchange Commission.

GUARANTOR -- each of the Persons required under this Agreement to execute and deliver to Administrative Agent for the benefit of Lenders a guaranty of part or all of the Loan Obligations.

GUARANTY -- any guaranty executed and delivered as required in Section 8.

HAZARDOUS MATERIAL -- any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable Law or regulation), including Asbestos Material. HAZARDOUS MATERIAL does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, or asbestos or asbestos material which is not friable.

INDEBTEDNESS -- as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing. INDEBTEDNESS also includes any other Obligation that either
(i) is non-contingent and liquidated in amount or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.

INDIRECT OBLIGATION -- as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person; (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; (d) any Obligation arising from the endorsement by such Person of an instrument (e) any Obligation of such Person as a surety; and (f) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term INDIRECT OBLIGATION does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

INITIAL FINANCIAL STATEMENTS -- the most recent financial statements of Domestic Borrower and its Subsidiaries delivered to the Administrative Agent, comprising the quarterly report of Domestic Borrower on Form 10-Q for the period ended March 30, 1997 and the pro forma unaudited consolidated statements of operations of Domestic Borrower for the fiscal year ended June 30, 1996 and for the nine months ended March 30, 1997, and the pro forma unaudited consolidated balance sheet of Domestic Borrower at March 30, 1997, as included in the registration statement of Domestic Borrower on Form S-3 filed with the SEC on July 8, 1997.

INTEREST PERIOD -- the period during which a particular Adjusted Eurodollar Rate applies to a Eurodollar Loan, as selected by Borrower as provided in Section 4.5.

INVESTMENT -- (a) a loan or advance of money or property to a Person, (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or
(d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

IRS -- the Internal Revenue Service.

ISSUANCE FEE -- the fee payable to Administrative Agent for the account of Letter of Credit Issuer as required in Section 5.2.

LAW -- any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

LENDER -- any one of the Persons who are or become parties to this Agreement and obligated as lenders or any Person who takes an assignment from any of such Persons of all or a portion of its rights and obligations as a lender as provided herein.

LENDERS' EXPOSURE -- the sum of the Aggregate Revolving Loan, the Swingline Loan, the Aggregate Canadian Term Loan and the Letter of Credit Exposure.

LETTER OF CREDIT -- any standby letter of credit issued by Letter of Credit Issuer pursuant to the Letter of Credit Commitment herein.

LETTER OF CREDIT COMMITMENT -- the commitment of the Letter of Credit Issuer to issue Letters of Credit as provided in Section 3.7.

LETTER OF CREDIT EXPOSURE -- the undrawn amount of all outstanding Letters of Credit issued under the Letter of Credit Commitment and each of the letters of credit outstanding as of the Effective Date issued by The Boatmen's National Bank of St. Louis as provided in the Original Loan Agreement plus all amounts drawn on such Letters of Credit and not yet reimbursed by Borrower.

LETTER OF CREDIT FEE -- the fee payable to Administrative Agent and Lenders as required in Section 5.2.

LETTER OF CREDIT ISSUER -- the Lender that has committed in Section 3.7 to issue Letters of Credit.

LOAN -- a Revolving Loan, the Canadian Term Loan or the Swingline Loan.

LOAN DOCUMENTS -- this Agreement, the Notes, the Guaranties, the Security Documents, any reimbursement agreements between Borrower and the Letter of Credit Issuer and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

LOAN OBLIGATIONS -- all Indebtedness owing to Letter of Credit Issuer, Administrative Agent or Lenders under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations to Letter of Credit Issuer or Lenders with respect to the Letter of Credit Exposure, and all other obligations and liabilities to Administrative Agent or Lenders under the Loan Documents and all Rate Hedging Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation to repay future advances by Administrative Agent or Lenders hereunder, whether or not made pursuant to commitment and whether or not presently contemplated by any Borrower or Guarantor, Administrative Agent or Lenders in the Loan Documents.

LUCAS ASSEMBLY AND TEST BUSINESS -- The business of the design, manufacture and implementation of assembly line and testing equipment with associated materials handling and production control systems (and the provision of services related thereto) conducted by each of Lucas Limited, Lucas Automation & Control Engineering Inc., and Lucas Automation and Control Engineering GmbH.

MANAGEMENT INCENTIVE STOCK ISSUE -- the issuance of capital stock of Borrower to its executive employees pursuant to purchase and shareholder agreements (copies of which will be provided to Administrative Agent prior to such issuance) that results in all executive employees of Borrower owning not more than 10% of the total issued and outstanding shares of capital stock of Borrower immediately after such issuance.

MATERIAL ADVERSE EFFECT -- with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of Domestic Borrower and its Subsidiaries taken as a whole, or the ability of Domestic Borrower and its Subsidiaries taken as a whole to timely pay or perform their Obligations generally, or their collective ability to pay or perform any of their Loan Obligations.

MATERIAL AGREEMENT -- as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, has or is reasonably likely to have a Material Adverse Effect.

MATERIAL LAW -- any separately enforceable provision of a Law whose violation by a Person has or is reasonably likely to have a Material Adverse Effect.

MATERIAL LICENSE -- (i) as to any Covered Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person has or is reasonably likely to have a Material Adverse Effect, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

MATERIAL OBLIGATION -- as to any Person, an Obligation which if not fully and timely paid or performed has or is reasonably likely to have a Material Adverse Effect.

MATERIAL PROCEEDING -- any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person as a party or any property of a Covered Person, and has or is reasonably likely to have a Material Adverse Effect if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person of any Material Law.

MATURITY -- as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

MAXIMUM AVAILABLE AMOUNT -- is defined in Section 3.2.

MOODY'S -- Moody's Investors Service, Inc.

MULTI-EMPLOYER PLAN -- a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of Erisa.

NATIONSBANK -- NationsBank, N.A.

NOTE -- any Revolving Note, any Canadian Term Note or the Swingline Note.

OBLIGATION -- as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

OFFSHORE CURRENCY --  either Pounds Sterling or Deutsche Marks.

OFFSHORE LETTER OF CREDIT -- a Letter of Credit denominated in an Offshore Currency.

OFFSHORE CURRENCY LOAN -- any Loan denominated and payable in an Offshore Currency.

OFFSHORE CURRENCY REVOLVING LOAN COMMITMENT -- each Lender's prorata share of the Aggregate Offshore Currency Revolving Loan Commitment.

PBGC -- the Pension Benefit Guaranty Corporation.

PENSION BENEFIT PLAN -- any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans applicable to employees in the United States, in each case in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an "employer" as defined in Section 3(5) of ERISA.

PERMITTED ACQUISITIONS -- any acquisition by Borrower or a Covered Person of stock of another Person or the assets of another Person permitted under Section 14.5, except acquisitions of assets in the ordinary course of business of Borrower or such Covered Person.

PERMITTED  INDEBTEDNESS -- Indebtedness that Covered Persons are permitted under
Section 14.2 to incur, assume, or allow to exist.

PERMITTED INDIRECT OBLIGATIONS -- Indirect Obligations that Covered Persons are permitted under Section 14.3 to create, incur, assume, or allow to exist.

PERMITTED  INVESTMENTS -- Investments  that Covered  Persons are permitted under
Section 14.1 to make in other Persons.

PERMITTED SECURITY INTERESTS -- Security Interests that Borrower is permitted under Section 14.4 to create, incur, assume, or allow to exist.

PERSON -- any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

POUNDS STERLING and the symbol (pound) -- the official currency of the United Kingdom.

PRIME RATE -- means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

QUALIFIED FINANCIAL INSTITUTION -- any commercial bank chartered under the Laws of the United States or any state thereof having capital and surplus of not less than $500,000,000.

RATE HEDGING OBLIGATIONS -- any and all obligations of Borrower and/or any other Covered Person to Administrative Agent or any Lender whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts,


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

warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

REPORTABLE EVENT -- a reportable event as defined in Title IV of ERISA or the regulations thereunder.

REPRESENTATIONS AND WARRANTIES -- The representations and warranties made by Borrower with respect to itself and other Covered Persons in Section 11, as modified from time to time as provided in Section 12.

RESPONSIBLE OFFICER -- as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

REVOLVER LETTER OF CREDIT -- any Letter of Credit which is designated by Borrower as such in its request for issuance thereof.

REVOLVING LOAN -- any Lender's prorata share of the Aggregate Revolving Loan.

REVOLVING LOAN ADVANCE -- an Advance by Administrative Agent that is to be funded by Lenders under the Aggregate Revolving Loan Commitment.

REVOLVING LOAN  COMMITMENT -- the commitment of each Lender as stated in Section
3.1 to fund Revolving Advances.

REVOLVING LOAN MATURITY DATE -- the date when Borrower must repay the amount of Aggregate Revolving Loan then outstanding as provided in Section 6.1.2.

REVOLVING NOTE -- any note delivered to a Lender as required by Section 3.4 to evidence Borrower's obligation to repay such Lender's Revolving Loan.

S&P -- Standard & Poor's Corporation, a division of The McGraw-Hill Companies.

SECURITY DOCUMENTS -- all of the documents required or contemplated to be executed and delivered to Administrative Agent for the benefit of Lenders under
Section 8, all other documents granting a Security Interest in any asset of Borrower or any other Person to secure the payment or performance of any of the Loan Obligations from time to time, including any such documents listed on
Exhibit 9.1.1 and any similar documents at any time executed and delivered to Administrative Agent for the benefit of Lenders from time to time, by Borrower or any other Person to secure payment or performance of any of the Loan Obligations.

SECURITY INTEREST -- as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work


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

or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the Foregoing.

SIGNIFICANT SUBSIDIARY -- (i) on the Effective Date, Detroit Tool and Engineering Company, Detroit Tool Metal Products Co., Sencorp Systems, Inc., Advanced Assembly Automation, Inc., DT Industries (U.K.) Limited., DT Industries (U.K.) II Limited, Swiftpack Automation Limited, Mid-West Automation Systems, Inc., Mid-West Automation Enterprises, Inc., Pharma Group, Inc., DT Canada Inc., Kalish Canada Inc., Hansford Manufacturing Corporation, Assembly Technology & Test, Inc., Assembly Technology & Test, Limited, and Assembly Technologie & Automation GmbH; and (ii) thereafter, such Persons and such other Subsidiaries of Domestic Borrower (other than DT Industries Foreign Sales Corporation or DT Capital Trust) whose assets, together with the assets of all other Subsidiaries (other than DT Industries Foreign Sales Corporation or DT Capital Trust) which are then not Significant Subsidiaries, in the aggregate exceed $25,000,000, as reflected in the Financial Statements, as of the end of the most recently ended fiscal year of Domestic Borrower.

SOLVENT -- as to any Person, such Person not being "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 428.014 of the Missouri Revised Statutes, (ii) such Person not having unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section
428.024 of the Missouri Revised Statutes, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes.

SPOT RATE OF EXCHANGE -- the spot exchange rate determined by the Administrative Agent in accordance with its usual procedures for the purchase by the Administrative Agent of Dollars with such Offshore Currency at approximately 10:00 A.M., Charlotte, North Carolina Time on the applicable Business Day for determining such rate as provided herein.

SUBSIDIARY -- as to any Person, a corporation or any other Person with respect to which more than 20% of the outstanding shares of stock or other equity interests of each class having ordinary voting power (other than stock or equity interests having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

SURVIVING COMPANY -- as applicable, either (i) the Person that will own the assets to be acquired from a Target Company in a Permitted Acquisition upon the consummation thereof, (ii) the survivor of the merger of an Acquiring Company with the Target Company in a Permitted Acquisition upon the consummation thereof, or (iii) the Target Company whose stock will be acquired by another Person in a Permitted Acquisition upon the consummation thereof.

SWINGLINE ADVANCE -- an advance by Administrative Agent to Borrower under the Swingline Commitment.

SWINGLINE  COMMITMENT  -- the  commitment of  Administrative  Agent as stated in
Section 3.5.1 to make Swingline Advances.


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

SWINGLINE LETTER OF CREDIT -- any Letter of Credit which is designated by Borrower as such in its request for issuance thereof.

SWINGLINE LOAN -- the from time to time outstanding principal balance of all Swingline Advances.

TARGET COMPANY -- the Person whose assets or stock will be acquired in a Permitted Acquisition upon the consummation thereof, or if applicable, with which an Acquiring Company will merge in a Permitted Acquisition upon the consummation thereof.

TAX -- as to any Person, any tax, duty, impost, deduction, charges, withholdings, assessment, fee, or other charge levied by a Governmental Authority (and all liabilities associated therewith) on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

THIS AGREEMENT this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document).

UCC -- the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

UK BORROWER -- DT Industries (UK) II, Limited.

UK REVOLVING LOAN --  a Foreign Revolving Loan to UK Borrower.

United States -- when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

WELFARE BENEFIT PLAN -- any plan described by Section 3(1) of ERISA.








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

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

Exhibit 3      - Lenders' Commitments and Prorata Shares
Exhibit 3.4    - Form of Revolving Note
Exhibit 3.5.3  - Form of Swingline Notes
Exhibit 9.1.1  - Documents and Requirements List
Exhibit 11     - Disclosure Schedule of Borrower
Exhibit 13.13  - Form of Compliance Certificate
Exhibit 18.4.1 - Form of Assignment and Acceptance